                                                                     Exhibit 4.5

                            SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made as of this July 28, 2006, by and among LDK Solar Co., Ltd., a company organized and existing under the laws of the Cayman Islands (the "COMPANY"), Jiangxi LDK Solar Hi-Tech Co., Ltd. (Chinese Characters LDK Chinese Characters), a company organized and existing under the laws of the PRC (the "PRC SUBSIDIARY"), each of the investors set forth in Schedule A attached hereto (each an "INVESTOR" and collectively, the "INVESTORS") and Mr. Peng Xiaofeng (the "FOUNDER").

                                   WITNESSETH

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to them in the Schedule of Definitions.

2.   PURCHASE AND SALE OF SECURITIES

2.1  Sale and Issuance of Series A-1 and Series A-2 Preferred Shares and
     Warrants

     (i) The Company shall adopt on or before the Closing the Memorandum and Articles in substantially the form attached hereto as Exhibit A and file such Memorandum and Articles with the Registrar of Companies of the Cayman Islands within fifteen (15) days of such adoption.

     (ii) On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of the Preferred Shares; (ii) the issuance of the Conversion Shares upon conversion of the Preferred Shares pursuant to the Memorandum and Articles; and (iii) the sale and issuance of the Warrants. The Preferred Shares shall have the rights, preferences, privileges and restrictions set forth in the Memorandum and Articles.

     (iii) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing (a) that number of the Preferred Shares set forth opposite such Investor's name on Schedule A attached hereto for the purchase price set forth thereon, including the mandatory conversion of the Exchangeable Notes in accordance with the terms and conditions therein (the "SUBSCRIPTION PRICE"); and (b) the Warrants, the terms and conditions of which are set forth in the Warrant Purchase Agreement substantially in the form attached hereto as Exhibit B. It is understood that the aggregate number of Preferred Shares to be issued by the Company at the Closing shall be 4,580,000 shares, representing a 5.7552% ownership in the Company immediately after the Closing (the "INITIAL OWNERSHIP"). For the avoidance of doubt, the calculation of the Initial Ownership hereunder and any adjustment to such ownership under Section 2.4 shall be based on the total issued and outstanding 75,000,000 Ordinary Shares plus the total issued and outstanding 4,580,000 Preferred Shares, without consideration of any shares issued pursuant to the Company Option Plan and any issuance by the Company under the Follow-on Financing.

2.2  Closing

     Subject to the satisfaction or waiver of the conditions to closing set forth in Section 5 and Section 6 of this Agreement, the purchase and sale of the Preferred Shares set forth on Schedule A shall take place at the offices of Clifford Chance LLP, 40th Floor, the Bund Center, No. 222 Yan An Road East, Shanghai 200002, PRC, at 10:00 a.m., on or prior to the fifth
     (5th) Business Day following satisfaction or waiver of all the closing conditions set forth in Section 5 and Section 6 of this Agreement, or at such other time and place as the Company and the Investors may mutually agree upon orally or in writing (which time and place are designated herein as the "CLOSING").

2.3  Closing Delivery

     At the Closing, the Company shall deliver to each Investor: (i) a certificate or certificates in form reasonably satisfactory to such Investor evidencing the Preferred Shares purchased or mandatorily converted (in case of the Exchangeable Notes) by such Investor, registered in such Investor's or its nominee's name as evidenced by delivery of a certified copy of the Company's Register of Members, reflecting such Investor's ownership of the Preferred Shares purchased or mandatorily converted (in case of the Exchangeable Notes) hereunder, against delivery to the Company of the Subscription Price, by a wire transfer of United States Dollars in immediately available funds, by mandatory conversion of the Exchangeable Notes in accordance with the terms and conditions therein, or by other payment methods mutually agreed to by Company and the Investors; and (ii) the Warrant against payment of US$1.00 to the Company.

2.4  Ownership Adjustments

     (i)  Following the issue by the Auditor of the 2006 Audited Income
          Statement:

          (a) If the 2006 Net Earnings are equal to or more than Guaranteed 2006 Net Earnings, the final ownership of the Investors in the Company after adjustment (the "FINAL OWNERSHIP") shall remain unchanged as the Initial Ownership of the Investors in the Company.

          (b) If the 2006 Net Earnings are less than Guaranteed 2006 Net Earnings, the Final Ownership of the Investors in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2006 Audited Income
               Statement:

               FO1 = IO x GE06
                          ----
                          AE06

               For purpose of the foregoing formula, the following definitions shall apply: (1) FO1 shall mean the Final Ownership after adjustment in accordance with this Section 2.4(i)(b); (2) IO shall mean the Initial Ownership of the Investors in the Company; provided that if the Warrants have been exercised prior to the adjustment under this Section 2.4, IO shall mean the product of the total number of Preferred Shares held by the Investors (including the Preferred Shares issued under the Warrants) divided by the sum of the total number of Preferred Shares held by the Investors (including the Preferred Shares issued under the Warrants) and 75,000,000 Ordinary Shares; (3) GE06 shall mean the Guaranteed 2006 Net

               Earnings of the Company Group, being an amount that is US$30,000,000; and (4) AE06 shall mean the actual 2006 Net Earnings.

          (c) The adjustment of the Final Ownership as contemplated in Section 2.4(i)(b) above shall be effected by adjusting the Conversion Rate of the Preferred Shares in accordance with the following formula within twenty (20) Business Days following the issue of the 2006 Audited Income Statement:

                                 FO1 x NO
                        CR1 = --------------
                              NS x (1 - FO1)

               For purpose of the above formula, the following definitions shall apply: (1) CR1 shall mean the effective Conversion Rate of the Preferred Shares at which the Preferred Shares are converted into Ordinary Shares in accordance with this Section 2.4(i); (2) FO1 shall mean the Final Ownership as adjusted according to Section 2.4(i)(b); (3) NO shall mean the total number of Ordinary Shares outstanding at the time of the adjustment under this Section 2.4(i); and (4) NS shall mean the total number of Preferred Shares outstanding immediately prior to the adjustment under this
               Section 2.4(i).

          (d) For the avoidance of doubt, after the adjustment under Section this 2.4(i), the aggregate number of Ordinary Shares convertible from the total number of the Preferred Shares held by the Investors will equal to:

               NS x CR1

               For purpose of the above formula, the following definitions shall apply: (1) NS shall mean the total number of Preferred Shares outstanding immediately prior to the adjustment under this
               Section 2.4(i); and (2) CR1 shall mean the effective Conversion Rate of the Preferred Shares as adjusted according to Section 2.4(i)(c).

               Notwithstanding the above, the parties hereto may agree from time to time, based on legal advice mutually acceptable to the Company and the Investors, on any other method to effect the adjustment to the Final Ownership of the Investors to be equal to the amount derived from the formula set forth in Section 2.4(i)(b) hereof.

     (ii) Following the issue by the Auditor of the 2007 Audited Income
          Statement:

          (a) If the 2007 Net Earnings are equal to or more than Guaranteed 2007 Net Earnings, the Final Ownership of the Investors in the Company after adjustment shall remain unchanged as the ownership of the Investors adjusted, if any, in accordance with Section 2.4(i) above.

          (b) If the 2007 Net Earnings are less than Guaranteed 2007 Net Earnings, the Final Ownership of the Investors in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2007 Audited Income
               Statement:

                           GE06
               FO2 = FO1 x ----
                           AE06

               For purpose of the foregoing formula, the following definitions shall apply: (1) FO2 shall mean the Final Ownership after adjustment in accordance with this Section 2.4(ii)(b); (2) FO1 shall mean the Final Ownership of the Investors in the Company as adjusted under Section 2.4 (i)(b); (3) GE07 shall mean the Guaranteed 2007 Net Earnings of the Company Group, being an amount that is US$100,000,000; and (4) AE07 shall mean the actual 2007 Net Earnings.

          (c) The adjustment of the Final Ownership as contemplated in Section 2.4(ii)(b) above shall be effected by adjusting the Conversion Rate of the Preferred Shares in accordance with the following formula within twenty (20) Business Days following the issue of the 2007 Audited Income Statement:

                        FO2 x NO
               CR2 = --------------
                     NS x (1 - FO2)

               For purpose of the above formula, the following definitions shall apply: (1) CR2 shall mean the effective Conversion Rate of the Preferred Shares at which the Preferred Shares are converted into Ordinary Shares in accordance with this Section 2.4(ii); (2) FO2 shall mean the Final Ownership as adjusted in accordance with
               Section 2.4 (ii)(b); (3) NO shall mean the total number of Ordinary Shares outstanding at the time of the adjustment under this Section 2.4(ii); and (4) NS shall mean the total number of the Preferred Shares outstanding immediately prior to the adjustment under this Section 2.4(ii).

          (d)  For the avoidance of doubt, after the adjustment under this
               Section 2.4(ii), the aggregate number of Ordinary Shares convertible from the total number of Preferred Shares held by the Investors will equal to:

               NS x CR2

               For purpose of the above formula, the following definitions shall apply: (1) NS shall mean the total number of Preferred Shares outstanding immediately prior to the adjustment under Section 2.4(ii); and (2) CR2 shall mean the effective Conversion Rate of the Preferred Shares as adjusted according to Section 2.4(ii)(c).

               Notwithstanding the above, the parties hereto may agree from time to time, based on legal advice mutually acceptable to the Company and the Investors, on any other method to effect the adjustment to the Final Ownership of the Investors to be equal to the amount derived from the formula set forth in Section 2.4(ii)(b) hereof.

     (iii) Notwithstanding anything to the contrary, the Investors agree not to make any adjustment to the ownership (a) with respect to the 2006 Audited Income Statement under Section 2.4(i), if the 2006 Net Earnings is no less than US$28,500,000; and (b) with respect to the 2007 Audited Income Statement under Section 2.4(ii), if the 2007 Net Earnings is no less than US$95,000,000.

     (iv) For the avoidance of doubt, the Investors' Final Ownership after any adjustment made under this Section 2.4 shall not be lower than their ownership before such adjustment, and no adjustment to the Investors' ownership will be made according to Section 2.4(ii)(b) hereof if a Qualified IPO consummates in 2007.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE PRC SUBSIDIARY AND THE FOUNDER

The Company, the PRC Subsidiary and the Founder jointly and severally represent and warrant to the Investors as of the date of this Agreement and as of the Closing that, other than as set forth in the Disclosure Schedule (the "DISCLOSURE SCHEDULE") with specific reference to the Section to which exception is being taken:

3.1  Organization, Good Standing and Qualification

     (i) Each member of the Company Group is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each member of the Company Group has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it operates business and the failure to so qualify would have a Material Adverse Effect.

     (ii) The Company is an exempted company duly organized, validly existing and in good standing under the laws of Cayman Islands, and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which it operates business and the failure to so qualify would have a Material Adverse Effect. The Company is a holding company and since its formation has not engaged in any business operation, been a party to any agreement, contract or commitment, or incurred any liability or obligation other than in the course of forming and holding its equity interest in the PRC Subsidiary and those relating solely to the transactions contemplated under this Agreement, the Ancillary Agreements and the Exchangeable Notes.

     (iii) The PRC Subsidiary is a wholly foreign-owned enterprise, duly organized and validly existing under the laws of the PRC. The formation of the PRC Subsidiary was duly approved by MOFCOM or its authorized local counterpart. The PRC Subsidiary has the corporate power and authority to own and operate its properties and to carry on its business as specified in the scope of business in the business license issued to the PRC Subsidiary.

3.2  Capitalization and Voting Rights

     (i) The authorized capital is and as of the Closing will be US$14,000,000. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

          (a) Ordinary Shares. (i) 135,000,000 ordinary shares, par value US$0.10 per share (the "ORDINARY SHARES"), of which 75,000,000 shares are issued and outstanding, and 52,042,000 of which are reserved for issuance upon conversion of the Preferred Shares to be issued pursuant to this Agreement and issuable upon the exercise of the Warrants.

          (b) Preferred Shares. 5,000,000 preferred shares, (1) 3,275,109 of which have been designated Series A-1 Preferred Shares, par value US$0.10 per share (the "SERIES A-1 PREFERRED SHARES"), none of which is issued and outstanding; and (2) 1,724,891 of which have been designated Series A-2 Preferred Shares, par value US$0.10 per share (the "SERIES A-2 PREFERRED SHARES" and together with Series A-1 Preferred Shares, the "PREFERRED SHARES"), none of which is issued and outstanding.

     (ii) The registered capital of the PRC Subsidiary is US$29,000,000 as of the Closing, all of which is owned by the Company and has been fully paid for.

     (iii) On the date hereof and at the Closing, the issued and outstanding share capital of the Company is and will be as set forth in Section 3.2(iii) of the Disclosure Schedule, which lists all shareholders owning issued and outstanding shares of the Company, together with the number held by each.

     (iv) Section 3.2(iv) of the Disclosure Schedule shows an accurate and true list of all outstanding securities of the Company and the PRC Subsidiary and their respective holders to be in effect immediately following the Closing.

     (v) As of the date hereof and the Closing, except as provided in this Agreement, the Ancillary Agreements, the Company Option Plan, the Warrant Purchase Agreement, the Exchangeable Notes, and the rights and privileges of the Preferred Shares under the Memorandum and Articles, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Company or the PRC Subsidiary of any of their securities.

     (vi) Except as may be provided by the terms of the Preferred Shares or as otherwise set forth in Section 3.2(vi) of the Disclosure Schedule, neither the Company nor the PRC Subsidiary is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities.

3.3  Group Structure

     (i) Section 3.3(i) of the Disclosure Schedule lists each Group Company, and correctly sets forth the capitalization of such Group Company, the Company's ownership interest therein, the interest of any other Person therein, the nature of legal entity which the Group Company constitutes, the jurisdiction in which the Group Company was organized, each jurisdiction in which the Group Company is required to be qualified or licensed to do business as a foreign Person and a brief summary of the Group Company's business.

     (ii) Except in respect of any interest held in any Group Company, none of the Company or the Group Companies has any Subsidiaries or owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity. Except as set forth in Section 3.3(ii) of the Disclosure Schedule, none of the Company or the Group Companies maintains any offices or any branches.

     (iii) In respect of any ownership interest held in a Group Company by the Company or another Group Company, as described in Section 3.3(i) of the Disclosure Schedule, (a) the Company or such Group Company holds good and valid title to such ownership interest free and clear of all restrictions on transfer or other encumbrances, other than those restrictions on transfer or other encumbrances created by the Ancillary Agreements or the constitutional documents, (b) such ownership interest was acquired in compliance with all Applicable Laws, including those promulgated by SAFE and those regulating the offer, sale or issuance of securities generally, and (c) there are no outstanding options or rights for the purchase or acquisition from the Company or such Group Company of such ownership interest. There are no outstanding options, warrants, rights (including registration, conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from any Group Company of any of its equity. None of the Group Companies is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any interest held by its equity holders or to purchase or otherwise acquire or retire any of its securities.

     (iv) In respect of the PRC Subsidiary, as of the Closing, the full amount of the registered capital thereof has been contributed, such contribution has been duly verified by a certified accountant registered in the PRC and the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the SAIC or its authorized local counterpart.

3.4  Authorization

     Each of the Company, the PRC Subsidiary and the Founder has all requisite power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to carry out and perform its obligations thereunder. All corporate action on the part of each of the Company, the PRC Subsidiary and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and each of the Ancillary Agreements to which it is a party, the performance of all obligations of each of the Company and the PRC Subsidiary thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery by the Company of the Preferred Shares and the Warrants being sold hereunder and the Ordinary Shares issuable upon conversion of such Preferred Shares, has been taken or will be taken prior to the Closing. This Agreement and each of the Ancillary Agreements to which each of the Company, the PRC Subsidiary or the Founder is a party have been duly executed and delivered by each of the Company, the PRC Subsidiary and the Founder, and constitute valid and legally binding obligations thereof, enforceable thereagainst in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Neither the issue of any Preferred Shares or the Warrants, nor the issue of any Conversion Shares is subject to any preemptive rights or rights of first refusal.

3.5  Valid Issuance of Preferred Shares and the Warrants

     (i) The Series A-1 and A-2 Preferred Shares and the Warrants that are being purchased by or issued to the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement against payment of the Subscription Price, including the irrevocable mandatory conversion of the Exchangeable Notes, will be duly and validly issued, fully paid, and non-assessable, and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by this Agreement, the Ancillary Agreements or the Memorandum and Articles. The Ordinary Shares issuable upon conversion of the Preferred Shares purchased under this Agreement or issuable upon the exercise of the Warrants have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid, and non-assessable and will be free of restrictions on transfer other than such restrictions on transfer as may be imposed by this Agreement, the Ancillary Agreements or the Memorandum and Articles.

     (ii) All presently outstanding shares of the Company are duly and validly issued, fully paid and non-assessable, and in each case such shares have been issued in full compliance with the requirements of all applicable securities laws and regulations, including to the extent applicable, the Securities Act and all other antifraud and other provisions of applicable securities laws and regulations.

3.6  Licenses

     (i) Section 3.6 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material to the business or operations of the Group Companies, setting forth the owner, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, the Company has delivered to the Investors true and complete copies of all such Licenses.

          (a) Each Group Company owns or validly holds all Licenses that are necessary to conduct its business and own and operate its assets and properties as presently conducted and operated, and can obtain, without undue burden or expense, all Licenses for the conduct of its businesses as currently conducted and as proposed to be conducted;

          (b) Each License listed in Section 3.6 of the Disclosure Schedule is valid, binding and in full force and effect; and

          (c) No Group Company is or has at any time been, or has received any notice that it is or has at any time been, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     (ii) Without limiting the generality of paragraph (i) above, all Licenses required under PRC laws for the due and proper establishment and operation of the PRC Subsidiary and the consummation of the transactions contemplated hereby have been duly obtained from the relevant Governmental Authority and are in full force and effect; all filings and registrations with the relevant PRC Governmental Authority required in respect of the

          PRC Subsidiary and its operations, including but not limited to registration with MOFCOM, SAIC, and SAFE have been duly and timely completed in accordance with the relevant PRC laws; the consummation of the transactions contemplated under this Agreement and each of the Ancillary Agreements will not result in a termination or revocation of any of the Material Licenses; each Group Company is in compliance with applicable requirements of the relevant tax bureau, customs authorities and product registration authorities to which it and its business are subject.

3.7  Consents

     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or other third party on the part of any of the Company, the PRC Subsidiary or the Founder will be required in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the consummation of the transactions contemplated thereby which has not already been secured or effected or will be secured or effected prior to the Closing.

3.8  Offering

     The Ordinary Shares, the Preferred Shares, the Warrants and the Conversion Shares have not been, and will not be, registered under the Securities Act and are made subject of sale and purchase under this Agreement, to the extent they are so made herein, pursuant to an exemption from registration requirements of the Securities Act. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Preferred Shares, the Warrants and the Conversion Shares (when issued), as contemplated by this Agreement, is exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action that would cause the loss of such exemption.

3.9  Business Plan and Budget

     The business plan and budget dated April 2006, as amended (the "2006 BUSINESS PLAN AND BUDGET") was previously delivered to the Investors by the Company and is attached as Exhibit C hereto. The 2006 Business Plan and Budget, including an annual profit and loss projection of the PRC Subsidiary for the fiscal years ending December 31, 2006 and 2007, does not contain any untrue statement of a material fact, nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the 2006 Business Plan and Budget, the Company represents only it believes there is a reasonable basis therefor.

3.10 Books and Records; Minutes

     All accounts, ledgers, material files, documents, instruments, papers, books and records relating to the business, operations, conditions (financial or other) of each member of the Company Group, results of operations, and assets and properties of each member of the Company Group (collectively, the "BOOKS AND RECORDS"), each as supplied to the Investors, are true, correct, complete and current in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they have been maintained in accordance with relevant legal requirements and industry standards, as applicable, including the maintenance of an adequate system of internal controls. The minute books of each member of the Company Group, as made available to Investors and their representatives, contain complete and accurate records of all meetings of and corporate actions or written consents by the shareholders and the board of such member of the Company Group and, to the extent that such minute books are deficient, all material information not contained in such minutes has been conveyed to the Investors in other written form.

3.11 Tax Matters

     All Tax Returns required to be filed in respect of each member of the Company Group have been duly and timely filed, have been prepared in compliance with Applicable Law, and are true, correct and complete. All Taxes due and payable by each member of the Company Group, whether or not shown as due on such Tax Returns, have been fully paid when due. Each member of the Company Group has established adequate reserves on their respective books of account for all Taxes and for the liability for deferred income Taxes payable in respect of such member of the Company Group. There have been no extraordinary examinations or audits of any tax returns or reports by any applicable governmental agency.

3.12 Review Report

     (i) The Company has delivered to the Investors and attached as Section 3.12(i) of the Disclosure Schedule the review report (the "REVIEW REPORT") for the period from July 5, 2005 to May 31, 2006 (the "REPORT DATE") and the financial forecast for the seven months ending December 31, 2006 of the Company. The Review Report and financial forecast are complete and correct in all material respects and present fairly the financial condition and position of the Company Group as of the Report Date, and are reviewed and signed off by KPMG in accordance with the IFRS.

     (ii) There are no debts, liabilities, or claims owed by or against any member of the Company Group, of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than liabilities set forth in the Review Report or disclosed in Section 3.12(ii) of the Disclosure Schedule. None of the members of the Company Group is a guarantor or indemnitor of, or has provided security for, any indebtedness of any Person.

     (iii) Except as otherwise disclosed in Section 3.12(iii) of the Disclosure Schedule, all of the accounts receivable and notes receivable owing to each member of the Company Group, including without limitation all accounts receivable and notes receivable set forth on the Review Report, constitute valid and enforceable claims other than accounts receivable and notes receivable which individually and in the aggregate would not result in a Material Adverse Event if unpaid, and are good and collectible in the ordinary course of business in all material respects, net of any reserves shown on the Review Report (which reserves are adequate and were calculated on a basis consistent with IFRS), and no further goods or services are required to be provided in order to complete the sales and to entitle such Person to collect in full. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any member of the Company Group.

3.13 Absence of Changes

     Since the Report Date, except as otherwise disclosed in Section 3.13 of the Disclosure Schedule:

     (i) None of the members of the Company Group has entered into any transaction that was not in the ordinary course of business.

     (ii) There has been no Material Adverse Event (individually or when separate events are taken together) with respect to any member of the Company Group or the Company Group taken as a whole.

     (iii) None of the members of the Company Group has incurred any obligation or liability except obligations or liabilities incurred in the ordinary course of business.

     (iv) There has been no resignation or termination of employment of any Senior Manager of any member of the Company Group, and the Company has no Knowledge of any impending resignation or termination of employment of any Senior Manager of any member of the Company Group.

     (v) There has been no labor dispute involving any member of the Company Group or any of its respective employees and none is pending or threatened.

     (vi) There has been no material change in any compensation arrangement or agreement with any employee of any member of the Company Group.

     (vii) There have been no loans or guarantees made by any member of the Company Group to or for the benefit of any Person, other than travel advances and other advances made to employees in the ordinary course of business.

     (viii) There has been no waiver by any member of the Company Group of a material right or debt owing to such member.

     (ix) No member of the Company Group has purchased, acquired, sold, leased, granted a security interest in, pledged, mortgaged, created a lien in, or otherwise transferred a material portion of any material asset, whether tangible or intangible, other than the sale of inventory in the ordinary course of business and other than the creation of liens for taxes not yet due or payable.

     (x) There has been no material change to, or termination of, any Material Contracts, no member of the Company Group has entered into any new Material Contracts other than those listed in Section 3.15 of the Disclosure Schedule, and there has been no change to the charter document of any member of the Company Group.

     (xi) There has been no declaration, setting aside or payment or other distribution in respect of any of the share capital of any member of the Company Group, or any direct or indirect redemption, purchase or other acquisition of any such share capital by any member of the Company Group.

     (xii) None of the members of the Company Group has incurred any indebtedness for money borrowed.

     (xiii) There has been no damage to, destruction or loss of physical property (whether or not covered by insurance) materially affecting the business or operations of any member of the Company Group.

     (xiv) There has been no agreement or commitment by any member of the Company Group to do any of the things described in this Section 3.13.

3.14 Litigation

     Except as set forth in Section 3.14 of the Disclosure Schedule, there are no legal actions, suits, proceedings or claims pending in any jurisdiction in which the members of the Company Group operate, are organized or licensed to do business, or, to the Knowledge of the Company, threatened (whether or not the defense thereof or liabilities in respect thereof are covered by insurance), at law, in equity, in arbitration or before any governmental entity or authority against or affecting the Business or Condition of the Company Group or the Founder, or any of their respective assets or properties, nor does the Company have Knowledge of any facts which are likely to give rise to the same.

     No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or the other Ancillary Documents. No member of the Company Group has commenced or currently intends to initiate any legal action, suit, proceeding or claim.

3.15 Material Contracts

     Section 3.15 of the Disclosure Schedule lists each outstanding Contract to which any member of the Company Group is a party or to which any member of the Company Group or any of their respective properties is subject or by which any thereof is bound that is deemed a Material Contract under this Agreement.

     (i) True and complete copies of the Material Contracts, including any amendments and supplements to such Contracts, have been delivered to the Investors.

     (ii) Unless otherwise noted on Section 3.15(ii) of the Disclosure Schedule, each of the Material Contracts was entered into in the ordinary course of business.

     (iii) Each Material Contract is valid and subsisting, enforceable by the parties thereto in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. Each member of the Company Group has duly performed all its obligations under each Material Contract to the extent that such obligations to perform have accrued. No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any of the Material Contracts by any member of the Company Group, as the case may be, or any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or any Ancillary Agreement, or the performance hereof or thereof, will occur.

     (iv) Consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of any member of the Company Group under any Material Contract.

     (v) Notwithstanding anything to the contrary provided herein, each of the following Contracts is deemed to be a Material Contract and has been identified in Section 3.15 of the Disclosure Schedule:

          (a) any Contract that, after the Report Date, obligates any member of the Company Group to pay an amount in excess of US$1,000,000;

          (b) any Contract of the Company or any Group Company that has an unexpired term of more than one (1) year valued in excess of US$1,000,000;

          (c) any Contract on which the business of any member of the Company Group is substantially dependent or which is otherwise material to the Business or Conditions of any member of the Company Group;

          (d) any loan agreement, indenture, letter of credit, security agreement, mortgage pledge agreement, deed of trust, bond, note, or other agreement relating to the borrowing of money or to the mortgaging, pledging, transferring of a security interest, or otherwise placing an encumbrance on any material asset or material part of the assets of any member of the Company Group, in an amount in excess of US$1,000,000;

          (e) any Contract involving a guarantee by the Company or any Group Company of performance by any Person or involving any agreement of the Company or any Group Company to indemnify or act as surety for any Person, or any other Contract of the Company or any Group Company to be contingently or secondarily liable for the obligations of any Person;

          (f) any Contract that limits or restricts the ability of any member of the Company Group to compete or otherwise to conduct its business in any manner or place;

          (g) any joint venture, partnership, alliance or similar Contracts of the Company or any Group Company involving a sharing of profits or expenses (including joint development and joint marketing contracts);

          (h) any asset purchase agreement, share purchase agreement or other Contract for acquisition by the Company or any Group Company of assets or shares of another Person;

          (i) any agreement for the divestiture of (1) any assets by or of any member of the Company Group for consideration in excess of US$1,000,000 or (2) any shares of capital stock of any member of the Company Group;

          (j) any sales agency, marketing or distributorship Contract the termination or non-extension of which would result in a Material Adverse Event;

          (k) any Contract requiring performance on the part of the Company or any Group Company in any country other than the PRC;

          (l) any Contract of the Company or any Group Company that grants a power of attorney, agency or similar authority to another Person or entity, agency or similar authority to another Person or entity;

          (m) any Contract that contains a right of first refusal in respect of the share capital of any member of the Company Group;

          (n) all supply agreements with vendors for materials, parts and other inputs for the Company's products and supply agreements with a value in excess of US$1,000,000;

          (o) all contracts with customers of the Company with a value (or expected value) in excess of US$1,000,000; and

          (p) any other Contract that was not made in the ordinary course of business of the Company or any Group Company.

3.16 Compliance with Laws

     (i) Each member of the Company Group is, and at all times has been, in full compliance with all Applicable Laws in any jurisdiction in which it operates, owns assets or is organized or licensed to do business.

     (ii) No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any member of the Company Group of, or a failure on the part of any member of the Company Group to comply with, any Applicable Law, or (b) may give rise to any obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (iii) None of the members of the Company Group has received any notice or other communication (whether oral or written) from any governmental or regulatory body regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, including without limitation any applicable Environmental Laws and Applicable Law relating to customs, transfer pricing, foreign exchange and related import and export regulations or (b) any actual, alleged, possible, or potential obligation on the part of any member of the Company Group to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (iv) None of the members of the Company Group or the Founder, director, agent, employee or any other person acting for or on behalf of such member of the Company Group, has directly or indirectly (a) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other improper payment in any form, whether in money, property, or services to any person, including but not limited to any officer of any Governmental Authority (w) to obtain favorable treatment in securing business for such member or any other member of the Company Group, (x) to pay for favorable treatment for business secured, (y) to obtain special concessions or for special concessions already obtained, for or in respect of such member or any other member of the Company Group, or (z) in violation of any Applicable Law, or (b) established or maintained any fund or assets in which such member of the Company Group has proprietary rights that have not been recorded in the Books and Records of such member of the Company Group, except, in each case, for such payments which facilitate or expedite the performance of routine government action and which was lawful under the laws of the jurisdiction of such payments.

3.17 Real Property

     (i) None of the members of the Company Group owns or has legal or equitable title or other right or interest in any real property other than the land use rights (the "LAND USE RIGHTS") held by the Company Group as set forth in Section 3.17(i) of the Disclosure Schedule or as held pursuant to Lease (as defined below). True and complete copies of the certificates evidencing the Land Use Rights have been delivered to each of the Investors or their agents or professional advisers. Any land grant premium required under Applicable Law in connection with securing such Land Use Rights has been fully paid. The use of any real property by each of the members of the Company Group has conformed to the intended use of such real property as granted under the applicable Land Use Rights. The particulars of the Land Use Rights as set out in
          Section 3.17(i) of the Disclosure Schedule are true and complete.

     (ii) Section 3.17(ii) of the Disclosure Schedule sets forth each leasehold interest with the annual lease payment in excess of US$50,000 pursuant to which any member of the Company Group holds any rights, titles or interests of a tenant (each a "LEASE"), indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. Each Lease constitutes the entire agreement to which any member of the Company Group is party with respect to the property demised thereunder, and a true and complete copy of each such Lease has been delivered to the Investors, together with all amendments, modifications, alterations and other changes thereto. Each Lease is valid and subsisting, enforceable against the parties thereto in accordance with its terms. As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of any party to the Lease. Each member of the Company Group has accepted possession of the property demised pursuant to each Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on Section 3.17(ii) of the Disclosure Schedule. The particulars of the Leases as set out in Section 3.17(ii) of the Disclosure Schedule are true and complete.

     (iii) Except as set forth in Section 3.17(iii) of the Disclosure Schedule, each member of the Company Group has obtained property ownership certification for the plants, buildings and improvements located on land with respect to which it holds Land Use Rights (collectively, the "IMPROVEMENTS"). The Improvements and the operation thereof are part of a construction project plan approved by the applicable construction commission for the jurisdiction where the Improvements are located and do not (A) contravene any Applicable Law relating to zoning or building or (B) violate any restrictive covenant or any provision, in the case of either (i) or (ii), the effect of which could interfere with or prevent the continued use of such Improvements for the purpose for which they are now being used. All of the Improvements are in good operating condition and in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business of each member of the Company Group as currently conducted.

     (iv) Each of the Land Use Rights and the Improvements is free and clear of any and all encumbrances except for those identified in Section 3.17(iv) of the Disclosure Schedule. A true and complete copy of each of the agreements relating to the encumbrances identified in Section 3.17(iv) of the Disclosure Schedule (the "MORTGAGES") has been delivered to each of the Investors.

     (v) Except as set forth in Section 3.17(v) of the Disclosure Schedule, none of the Company Group uses any real property in the conduct of its business except insofar as it holds valid Land Use Rights or has secured a Lease with respect thereto. No default or event of default on the part of any member of the Company Group or event which, with the giving of notice or passage of time or both, would constitute a default or event of default has occurred and is continuing unremedied or unwaived under the terms of any of the Land Use Rights, the Leases or Mortgages. There exists no pending or threatened condemnation, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could materially and adversely affect, the continued use and enjoyment of any Land Use Right, Lease or Improvement. The Land Use Rights, Leases and Mortgages are valid and subsisting and are enforceable in accordance with the terms contained therein in all material respects.

3.18 Personal Property

     (i) The personal property of each member of the Company Group is sufficient for the conduct of its business as currently conducted.

     (ii) All personal property of each member of the Company Group which is reflected in the Review Report therefor delivered to the Investors under Section 3.12(i) or which has been acquired by any member of the Company Group since the Report Date and which has not been disposed of in the ordinary course of its business is owned by such member of the Company Group free and clear of any encumbrances.

     (iii) All machinery, tools and equipment of each member of the Company Group (other than inventories) which are reflected in the Review Report therefor delivered to the Investors under Section 3.12(i) or which have been acquired thereby since the Report Date are in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business thereof as currently operated.

     (iv) The inventories of each member of the Company Group which are reflected in the Review Report therefor delivered to the Investors under Section 3.12(i) were, on the Report Date, in good condition, and any inventories produced or acquired thereby after such date (to the extent not sold or otherwise disposed of in the ordinary course of business), are in good condition, are useable or useful in the ordinary course of the business thereof and are not in excess of reasonable requirements.

3.19 Entire Business

     There are no material facilities, services, assets or properties shared with any other entity, which are used in connection with the business operations of the Company Group, and all of the facilities, services, assets or properties owned by the Group Companies are sufficient to conduct its business as proposed to be conducted.

3.20 Compliance with Other Instruments

     None of the members of the Company Group is in, nor will the conduct of business of any of them as proposed to be conducted result in, any violation, breach or default of the Memorandum and Articles or any other constitutional documents (which include, as applicable, any articles of incorporation, by-laws, joint venture contracts and the like), or of any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which any such member of the Company Group is a party or may be bound, or of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon any of them. The execution, delivery and performance of and compliance with each of the Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated thereby, will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under the Memorandum and Articles or any other such constitutional documents, any such contract, agreement or instrument, or a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company Group.

3.21 Interested Party Transactions

     No officer, director or shareholder, founder of the Company Group or any Affiliate of any of them has had, either directly or indirectly, any interest in (except less than 1% shareholdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of: (a) any person or entity which purchases, leases or borrows from or sells, licenses, leases, lends or furnishes to any member of the Company Group any goods, property, technology, intellectual or other property rights or services; or (b) any contract or agreement to which any member of the Company Group is a party or by which it may be bound or affected, except as set forth in Section
     3.21 of the Disclosure Schedule. All such contracts and agreements were made on terms and conditions as favorable to such member of the Company

     Group as, or more favourable to such member of the Company Group than, would have been obtainable by it at the time in a comparable arm's-length transaction with an unrelated party.

3.22 Intellectual Property Rights

     (i) Each member of the Company Group owns or otherwise has the sufficient legal right or license to use all Intellectual Property necessary to permit the members of the Company Group to carry on their businesses as currently conducted and as proposed to be conducted. No claims are currently being asserted against any member of the Company Group, nor is any member of the Company Group aware of any threatened claim or demand, by any other Person (a) challenging or questioning the Company Group's validity, enforceability, ownership or use of any of the Intellectual Property owned or used by the Company Group or the validity or effectiveness of any license or similar agreement with respect thereto or (b) alleging any interference, infringement, misappropriation or unfair competition or trade practices.

     (ii) Section 3.22(ii) of the Disclosure Schedule sets forth a complete list of the registered rights to, registration applications of, and licenses under, any (a) trademarks, service marks and trade names; (b) patents; (c) copyrights; (d) domain names of each member of the Company Group.

     (iii) Each member of the Company Group has taken reasonable steps and measures to establish and preserve ownership of or right to use all Intellectual Property material to the operation of its business. Each member of the Company Group has taken reasonable steps to register, protect, maintain, and safeguard the Intellectual Property material to its business, including any Intellectual Property for which improper or unauthorized disclosure would impair its value or validity, and has executed appropriate nondisclosure and confidentiality agreements and made all appropriate filings, registrations and payments of fees in connection with the foregoing. There is no infringement or misappropriation by any other Person of any Intellectual Property of any member of the Company Group. No proceedings or claims in which any member of the Company Group alleges that any Person is infringing upon, or otherwise violating, any Intellectual Property of any member of the Company Group are pending, and none has been served, instituted or asserted by any member of the Company Group.

     (iv) Each member of the Company Group owns all rights in and to any and all Intellectual Property used or planned to be used by such member of the Company Group, or covering or embodied in any past, current or planned activity, service or product of such member of the Company Group, which Intellectual Property was made, developed, conceived, created or written by any consultant retained, or any employee employed, by such member of the Company Group. No former or current employee, and no former or current consultant, of any member of the Company Group has any rights in any Intellectual Property made, developed, conceived, created or written by the aforesaid employee or consultant during the period of his or her retention by such member of the Company Group which can be asserted against such member of the Company Group, and such member of the Company Group has no obligation to compensate any former or current employee for the use of any such Intellectual Property. Except as set forth on

          Section 3.22(iv) of the Disclosure Schedule, each former and present employee and consultant of each member of the Company Group has executed a Confidentiality, Assignment of Inventions and Non-Competition Agreement in substantially the form attached hereto as Exhibit D. None of the Company, the PRC Subsidiary or the Founder is aware that any of the employees employed, or any of the consultants retained by any member of the Company Group is in violation thereof.

     (v) No Intellectual Property owned by any member of the Company Group is the subject of any security interest, lien, license or other Contract granting rights therein to any other Person. The Company Group has not
          (a) transferred or assigned, (b) granted an exclusive license to or
          (c) provided or licensed in source code form, any Intellectual Property owned by any member of the Company Group to any Person.

     (vi) To the Knowledge of the Company, no patent, invention, device, principle or any statute, law, rule, regulation, standard or code is pending or proposed which would restrict the ability of any member of the Company Group to use any of the Intellectual Property Rights used in the conduct of their business.

3.23 Labor Agreements and Actions; Employee Compensation

     (i) Except as disclosed in Section 3.23 of the Disclosure Schedule, none of the members of the Company Group is a party to or is bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, vacation, hospitalization, medical or other plan, policy, trust or arrangement or other employee compensation agreement.

     (ii) The Company is not aware that any of the Key Persons, senior officer or key employee, or that any group of key employees, intends to terminate their employment with the Company Group, nor does the Company Group have a present intention to terminate the employment of any of the foregoing. The employment of each of the Key Persons, senior officer and key employee of each member of the Company Group is terminable at the will of such member of the Company Group without giving rise to a claim for compensation or damages (other than a statutory severance or redundancy payment or statutory compensation for unfair dismissal). Each members of the Company Group has complied in all material respects with all Applicable Laws related to employment.

     (iii) None of the members of the Company Group has any liability (whether legally binding or not) to make any payment to or for the benefit of any employee, officer, consultant, independent contractor or agent in respect of past service, pension or the termination of the employment or engagement of that or any other person (including without limitation, payments for wrongful or unfair dismissal, loss of office or redundancy) that would have a Material Adverse Effect, other than in respect to current month payroll expenses and related deductions in relation to employee and employer contributions.

3.24 Benefit Plans

     (i) None of the members of the Company Group has scheduled or agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed or made the subject of representations to employees of the Company Group under circumstances which make such employees reasonably expect that such increases will be granted. No loan is outstanding between any member of the Company Group and any employee.

     (ii) Other than statutory social insurance plans operated under the Applicable Laws of the PRC, no member of the Company Group provides or is required to provide any retirement, social insurance, life insurance, medical, dental or other welfare benefits provided on ill-health, injury, death disability or on termination of employment (whether voluntary or involuntary) to any current or former employees, officers, consultants, independent contractors or agents of the Company Group.

     (iii) Each member of the Company Group has complied with all Applicable Laws in all material respects relating to any of the Benefit Plans, including by deducting and making all required contributions and payments required to be made by or on behalf of any employees of the Company Group to the relevant Governmental Authority, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of the Company Group. None of the members of the Company Group has been delinquent in making any payment to or for the benefit of any current or former employee, officer, consultant, independent contractor or agent with respect to statutory social insurance plans operated under the Laws of the PRC.

3.25 No State Assets

     Except as set forth in Section 3.25 of the Disclosure Schedule, none of the assets of any member of the Company Group constitute state-owned assets and, inasmuch, are not required to undergo any form of valuation under Applicable Law in the PRC governing the transfer of state-owned assets prior to the consummation of the transactions contemplated herein or in any of the Ancillary Agreements.

3.26 Conflict of Interest

     Section 3.26 of the Disclosure Schedule lists all existing or potential conflict of interest any Key Person may have with the members of the Company Group, and all measures that have been taken or are planned to be taken to address such conflicts.

3.27 Insurance

     Section 3.27 of the Disclosure Schedule contains copies of all of the insurance policies or programs of each of the members of the Company Group in effect as of the date hereof that have an insured amount of at least US$50,000,000, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, that is in effect. All such policies are underwritten by financially sound and reputable insurers, and are sufficient to satisfy all Applicable Laws in all material respects. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

3.28 Customers

     Section 3.28 of the Disclosure Schedule contains a true, complete and correct list of the ten largest customers of the Company Group taken as a whole in terms of sales during the six-month period from January 1, 2006 to June 30, 2006 and the twelve-month period ended December 31, 2005. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any adverse modification or change in, the business relationship of the members of the Company Group or their business with any customer or any group of customers whose purchases are individually or in the aggregate material to the business of the Company Group, and there exists no present condition or state of facts or circumstances that would cause a Material Adverse Effect or prevent the members of the Company Group from conducting their business after the consummation of the transactions contemplated by this Agreement, in substantially the same manner in which such business has heretofore been conducted.

3.29 Environmental Matters

     (i) The property, assets and operations of the members of the Company Group are and have been in material compliance with all applicable Environmental Laws. No Hazardous Materials have been released, on or into any of the properties or premises of the Company and its Subsidiaries, including without limitation, the ground water, in contravention of Environmental Laws.

     (ii) None of the properties, assets or operations of any of the members of the Company Group is the subject of any governmental investigation evaluating whether (i) any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or (ii) any release or threatened release of any Hazardous Materials into the environment is in contravention of any Environmental Law.

None of the members of the Company Group has received any written notice or claim, nor to the Knowledge of the Company, there are pending or threatened lawsuits or proceedings against any of them with respect to violations of an Environmental Law or any release or threatened release of any Hazardous Materials into the environment.

3.30 Full Disclosure

     The Company, the PRC Subsidiary and the Founder have provided each of the Investors with all the information that such Investor has requested for deciding whether to consummate the transactions contemplated under this Agreement. None of this Agreement, any Ancillary Agreements or any other statements or certificates or other materials made or delivered, or to be made or delivered, to such Investor in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. No representation or warranty by the Company, the PRC Subsidiary or the Founder in this Agreement and no information or materials provided to such Investor in connection with its due diligence investigation of any member of the Company Group or the negotiation and execution of this Agreement and the Ancillary Agreements contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances in which they are made, not misleading.

     The Company, the PRC Subsidiary and the Founder acknowledge that each of the Investors is entering into this Agreement in reliance on the representations and warranties given herein and that the representations and warranties have been given with the intention of inducing the Investors to enter into this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

4.1  Representations and Warranties of All Investors

     Each of the Investors hereby severally but not jointly represents and warrants to the Company as of the date of this Agreement and as of the Closing that:

     (i)  Authorization

          Such Investor has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered by such Investor, will constitute its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     (ii) Purchase for Own Account

          This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Preferred Shares and the Warrants, as the case may be, to be acquired hereunder and the Conversion Shares (collectively, the "SECURITIES") will be acquired by such Investor for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each of the Investors further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.

     (iii) No Public Market

          Such Investor understands that the Securities have not been, and will not be, registered under the Securities Act, that no public market now exists for the Securities, that the Company has made no assurances that a public market will ever exist for the Securities, and that the Securities may not be resold absent a registration under the Securities Act or an available exemption from the registration requirements of the Securities Act.

     (iv) Investment Experience

          Such Investor acknowledges that it is able to bear the economic risk of this investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment in the Securities.

     (v)  Disclosure of Information

          The Investors and their advisors have been furnished with all materials relating to the business, finances and operations of any member of the Company Group and materials relating to the securities which have been requested by the Investors or their advisors. The Investors and their advisors have been afforded the opportunity to ask questions of representatives of any member of the Company Group and have received answers to such questions, as the Investors deem necessary in connection with its decision to subscribe for the Preferred Shares. For the avoidance of doubt, nothing in this Section 4.1(v) shall limit in any way the scope of the warranties set forth in
          Section 3 of this Agreement or the liability of the Company, the PRC Subsidiary or the Founder for breach thereof.

     (vi) Legends

          Such Investor understands that the certificates evidencing the securities issued pursuant to this Agreement may bear the following legend:

          "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

4.2  Representations and Warranties of Holders of Exchangeable Notes

     The holders of the Exchangeable Notes hereby, severally but not jointly, represent, warrant and agree with all the other parties to this Agreement that the definitive documents relating to the Series A-1/A-2 Preferred Shares as contemplated in this Agreement are satisfactory in form and substance and that the holders of the Exchangeable Notes shall exchange their Exchangeable Notes into Series A-1 Preferred Shares at the Closing in accordance with the terms and conditions hereof and thereof.

5.   CONDITIONS OF THE INVESTORS' OBLIGATIONS AT THE CLOSING

The obligations of each Investor under this Agreement at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions unless waived by the Investors; provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Company, the PRC Subsidiary or the Founder, except to the extent expressly so waived.

5.1  Representations and Warranties

     The representations and warranties of the Company, the PRC Subsidiary and the Founder contained in Section 3 shall be true, correct and complete in all material respects when made, and shall be true, correct and complete on and as of Closing at which the Investors are acquiring Preferred Shares and the Warrants with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2  Performance

     Each of the Company, the PRC Subsidiary and the Founder shall have performed and complied with all agreements, obligations and conditions contained in this Agreement in all material respects that are required to be performed or complied with by it on or before the Closing.

5.3  Compliance Certificate

     The Chief Executive Officer of the Company shall deliver to each Investor at the Closing a certificate stating that the condition specified in
     Section 5.1, 5.2, 5.5 and 5.20 have been fulfilled in all material respects and stating that there shall have been no Material Adverse Change since the Report Date.

5.4  Secretary's or Director's Certificate

     The Investors shall have received a certificate from the Company, dated as of the Closing Date and signed by the Secretary or a director of the Company, certifying (a) that the attached copies of the organizational documents of the Company and each of the members of the Company Group and the resolutions of the Board of Directors and/or shareholders (as appropriate) of the Company and the PRC Subsidiary approving this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, (b) that the incumbency and specimen signature of each officer of the Company and the PRC Subsidiary executing each such document or any other document delivered in connection herewith or therewith on behalf of the Company, (c) that the attached copies of current business licenses of the Company and each of the Group Companies are all true, complete and correct and remain unamended and in full force and effect, and (d) that the attached copy of a good standing certificate for the Company is true, complete and correct.

5.5  Governmental Consents and Approvals

     Each of the Company, the PRC Subsidiary and the Founder shall have obtained all authorizations, approvals, waivers or permits of any competent Governmental Authority or regulatory body for the consummation of all of the transactions contemplated by this Agreement that are required in connection with the lawful issuance and sale of the Preferred Shares and the Warrants pursuant to this Agreement, and all such authorizations, approvals, waivers and permits shall be effective as of the Closing.

5.6  Corporate Approval

     The Investors shall have received true, complete and correct copies of the resolutions of the Board of Directors and/or shareholders (as appropriate) of the Company and the PRC Subsidiary and such other agreements, schedules, exhibits, certificates, documents, financial information and filings which are reasonably required in connection with or relating to the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Investors.

5.7  Consents From Third Parties

     Each of the Company, the PRC Subsidiary and the Founder shall have obtained any necessary third-party consents required in connection with or relating to the transaction contemplated hereby by virtue of Applicable Laws, contractual obligations or otherwise.

5.8  2006 Review Report

     The Company shall have, at the Company's expense, prepared and submitted to the Investors: (i) the Review Report, all prepared under IFRS and reviewed by the Auditor; and (ii) financial forecast for the seven months ending December 31, 2006, prepared and signed off by KPMG which shall be consistent with the 2006 Business Plan and Budget previously delivered to the Investors.

5.9  Due Diligence

     The Investors shall have completed and be satisfied with the results of all business, legal and financial due diligence, and any items requiring correction identified by any Investor shall have been corrected to the Investors' reasonable satisfaction. Without limiting the foregoing, the Investors shall have received from the Company all documents and other materials reasonably requested by the Investors for the purpose of examining and determining the rights of the Company, the PRC Subsidiary or any other members of the Company Group in and to any technology, products and Proprietary Assets now used, proposed to be used in, or necessary to the Company or the PRC Subsidiary's business as now conducted and proposed to be conducted, and the status of its ownership rights in and to all such technology, products and Proprietary Assets shall be reasonably satisfactory to the Investors.

5.10 Approval of the Investment Committee

     Each Investor's investment committee shall have approved the terms of the investment, including this Agreement and all ancillary or related agreements.

5.11 "Red Chip" Restructuring

     (i) The "red chip" restructuring (including registration of shares) by the Company shall have been completed with no outstanding issues and the Investors shall have received a legal opinion issued by the Company's PRC counsel confirming the same to the Investors' reasonable satisfaction.

     (ii) The Investors shall also have been provided with documentation in a form reasonably satisfactory to the Investors confirming that (i) the Company has acquired a 100% equity interest in the PRC Subsidiary (as reflected in the articles of incorporation and business license of the PRC Subsidiary, SAIC registration documentation and the Foreign Exchange Certificate in due and proper form), and (ii) the consideration amount of the acquisition has been paid in full in foreign exchange to the former shareholders of the PRC Subsidiary (as reflected in the foreign exchange verification circular issued by SAFE at the provincial level consenting to the settlement of foreign exchange for the transfer to the Company of the 100% equity interest in the PRC Subsidiary).

     (iii) Simultaneously at the Closing, all Exchangeable Notes shall be converted into a total number of 3,000,000 Series A-1 Preferred Shares in accordance with the terms and conditions of such Exchangeable Notes.

5.12 Proceedings and Documents

     All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and each Investor shall have received all such counterpart original or other copies of such documents as it may reasonably request.

5.13 Subscription for Preferred Shares Permitted by Applicable Laws

     The subscription for the Preferred Shares by the Investors hereunder and the consummation of the transactions contemplated hereby (a) shall not be prohibited by the Memorandum and Articles or any Applicable Laws, (b) shall not subject the Investors to any penalty or other onerous condition under or pursuant to any Applicable Law, and (c) shall be permitted by all Applicable Laws to which the Investors or the transactions contemplated by or referred to herein or in the other documents and agreements contemplated hereby are subject; and the Investors shall have received such certificates or other evidence as they may reasonably request to establish compliance with this condition.

5.14 Memorandum and Articles

     The Memorandum and Articles shall have been duly amended by all necessary action of the Company's board of directors and shareholders to read as set forth in the form attached hereto as Exhibit A and such amendment shall be duly filed with and registered by the Registrar of Companies of the Cayman Islands within fifteen (15) days of the adoption of such amendment as required by the applicable Cayman Islands law.

5.15 Right of First Refusal and Co-Sale Agreement

     The Founder and the Company shall have entered into a Right of First Refusal and Co-Sale Rights Agreement in substantially the form attached hereto as Exhibit E, and such agreement shall be in full force and effect.

5.16 Opinion of the Company's Cayman Islands Counsel

     The Investors shall have received from Conyers Dill & Pearman, Cayman Islands counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit F.

5.17 Opinion of the Company's PRC Counsel

     The Investors shall have received from Grandall Legal Group, PRC counsel for the Company, an opinion, dated as of the Closing, substantially in the form and to the effect of Exhibit G, and to such further effect as the Investors may reasonably request.

5.18 Confidentiality, Commitment and Non-Competition Agreement

     The Founder and Key Persons of each member of the Company Group with access to confidential information shall have executed a Confidentiality, Assignment of Inventions and Non-Competition Agreement dated on or before the Closing, in the form attached hereto as Exhibit D.

5.19 Registration Rights Agreement

     The Company shall have agreed to grant the Investors certain registration rights in accordance with the Registration Rights Agreement in substantially the form attached hereto as Exhibit H.

5.20 No Litigation

     No action, suit, proceeding, claim, arbitration or investigation shall have been threatened or instituted against any of the Founder, the Company, the PRC Subsidiary, any other members of the Company Group or any Investor (a) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (b) which would, if resolved adversely to the Investors or the Company, severally or in the aggregate, cause a Material Adverse Effect.

5.21 Company Option Pool

     As of the Closing, the Company shall have authorized a stock option plan, pursuant to which up to 7,958,000 Ordinary Shares, representing up to ten percent (10%) of the aggregate number of the issued and outstanding shares of the Company on an as-converted and fully diluted basis as of the Closing Date, as may be adjusted from time to time, may be issued to the Key Persons, officers, directors, consultants, employees or other service providers of the Company in the form attached hereto as Exhibit I, which shall also include a list of proposed allocation of the options (the "COMPANY OPTION PLAN"). The options granted to the Key Persons, officers, directors and employees of the Company shall provide for a vesting period of no less than three (3) years and no more than one-third (1/3) of the options so granted shall be vested each year, and the exercise price of such options shall be at a fair market value determined by the Board of Directors in good faith at the time of grant, but in no event lower than $4.43 per share; provided however, the options granted to the holders of the Exchangeable Notes under the Company Option Plan shall not be subject to any vesting schedule and shall be immediately exercisable by such holders.

5.22 No Material Adverse Change

     There shall not have occurred prior to the Closing any event or transaction reasonably likely to have a Material Adverse Effect (the "MATERIAL ADVERSE CHANGE").

5.23 Directors

     The Company shall have duly appointed Kevin Wang (Chinese Characters), as the Investor Director nominated by the Investors, to the Board of Directors of the Company, and shall have procured the PRC Subsidiary to appoint the Investor Director to the Board of Directors of the PRC Subsidiary.

5.24 No Material Judgment or Order

     There shall not be on the Closing any judgment or order of a court of competent jurisdiction or any ruling of any governmental entity or authority or any condition imposed under any Applicable Law which, in the reasonable opinion of the Investors, would prohibit the subscription of the Preferred Shares hereunder or subject the Investors to any penalty or other onerous condition under or pursuant to any Applicable Law if the Preferred Shares were to be purchased hereunder or would cause a Material Adverse Effect.

5.25 Closing Condition Fulfilment Notice

     Upon fulfilment of all the closing conditions set forth in this Section 5, the Investors, through their legal counsel, shall have issued to the Company a closing condition fulfilment notice acknowledging that all the closing conditions set forth herein have been met.

6. CONDITIONS OF THE COMPANY'S, THE PRC SUBSIDIARY'S AND THE FOUNDER'S OBLIGATIONS AT THE CLOSING

The obligations of the Company, the PRC Subsidiary and the Founder among themselves and to the Investors under this Agreement at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions by each of the Investors:

6.1  Representations and Warranties

     The representations and warranties of the Investors contained in Section 4 shall be true, correct and complete when made, and shall be true, correct and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2  Performance

     Each of the Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.   COVENANTS

7.1  Covenants Until Closing

     The Company, the PRC Subsidiary and the Founder covenant and agree with the Investors that, at all times from and after the date hereof until the Closing, the Company, the PRC Subsidiary and the Founder will comply with the following covenants and provisions, except to the extent the Investors may otherwise consent in writing.

     (i)  Governmental Authorization; Maintenance of Licenses

          The Company and the PRC Subsidiary will, and the Founder will procure the members of the Company Group to (i) proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental Authorities required of the Company or any Subsidiary to consummate the transactions contemplated hereby, (ii) provide such other information and communications to such Governmental Authorities as the Investors or such Governmental Authorities may reasonably request in connection with the consummation of the transactions contemplated hereby, (iii) cooperate with the Investors in obtaining as promptly as practicable all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities required of the Investors to consummate the transactions contemplated hereby, and (iv) ensure that all Licenses are, and will remain, in full force and effect at all times following the Closing.

     (ii) Dividends

          The Company and the PRC Subsidiary will not, and the Founder will procure the Company and the PRC Subsidiary not to, declare or issue any dividends for any class of shares of the Company and the PRC Subsidiary.

     (iii) Major Transactions

          The members of the Company Group shall not, and the Founder shall ensure that the members of the Company Group shall not, effect any merger, consolidation, scheme of arrangement, recapitalization, fund raising or sale of all or substantially all of the assets of any member of the Company Group without first discussing the details of such activities with the Investors prior to actual execution of such activities.

     (iv) Notice and Cure

          The members of the Company Group shall conduct their business in a manner, and shall otherwise use all reasonable efforts, so as to ensure that the representations and warranties set forth in Section 3 hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing. The Company, the PRC Subsidiary and the Founder will notify the Investors promptly in writing of, and will as soon as practicable provide the Investors with true and complete copies of any and all information or documents relating to, and will use all best efforts to cure before the Closing, any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any covenant or agreement of any such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of any such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company also will notify the Investors promptly in writing of, and will use all best efforts to cure, before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 7.1(iv) shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the Investors' right to seek any remedy available at law or in equity.

     (v)  Fulfillment of Conditions

          The Company, the PRC Subsidiary and the Founder will execute and deliver at or prior to the Closing this Agreement and each of the Ancillary Agreements that they are required hereby to execute and deliver as a condition to the Closing, and will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy the other conditions to the obligations of the Investors contained in this Agreement and will not permit the Company or any member of the Company Group to take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     (vi) Memorandum and Articles

          The Founder hereby agrees to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under the Applicable Law to abide by the terms of the Memorandum and Articles, as may be amended from time to time, and to cause each Group Company to conduct its business as if bound by the Memorandum and

          Articles. The Founder further agrees to execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and to take, or cause to be taken, such other actions as reasonably deemed necessary in order to consummate or implement expeditiously the provisions of the Memorandum and Articles, each as may be amended from time to time.

7.2  Covenants After Closing

     The Company, the PRC Subsidiary and the Founder covenant and agree with the Investors that, at all times from and after the date hereof, they will comply with the following covenants.

     (i)  Use of Proceeds

          Without the Investors' prior written consent, the Subscription Price paid by the Investors to the Company shall be only used by the Company to implement business expansion, make capital expenditures and meet general working capital needs of the PRC Subsidiary within the business scope of solar energy in accordance with the Business Plan of the Company and/or the PRC Subsidiary approved by the Investors.

     (ii) Disclosure of Major Events

          The Company covenants to disclose to all of its shareholders all major events that may lead to liabilities of any of the members of the Company Group, including without limitation, legal proceedings threatened or taken against the Company Group.

     (iii) Internal Control and Financial Management

          The Company and the PRC Subsidiary shall use their best efforts to adopt an internal control system that ensures the separation of internal audit and financial control of the Company and the PRC Subsidiary, respectively.

     (iv) Regulatory Compliance

          The Company, the PRC Subsidiary and the Founder shall cause all shareholders of the Company and the PRC Subsidiary (or any successor entity) to timely complete all required registrations and other procedures with applicable governmental authorities, including without limitation the State Administration of Foreign Exchange, if and when required pursuant to applicable law, and shall ensure that at all times the Company, the PRC Subsidiary and their respective shareholders are in compliance with such requirements and that there is no barrier to repatriation of profits, dividends and other distributions from the PRC Subsidiary (or any successor entity) to the Company.

     (v)  Hiring of Chief Financial Officer and Chief Operating Officer

          Within six (6) months following the Closing, the Company shall hire, and the Founder shall take, or cause to be taken, all actions and shall do, or cause to be done, all things that are necessary, desirable or appropriate to cause the Company to hire a Chief Financial Officer and Chief Operating Officer in each case of international and professional standard. The Investors agree to assist the Company in such hiring process.

     (vi) Key Man Insurance

          Within ninety (90) days following the Closing, the Company shall obtain key man insurance policy for the Founder, the terms and conditions of which shall be to the reasonable satisfaction of the Investors.

     (vii) PRC Matters

          (a) Within ninety (90) days following the Closing, the Company shall obtain valid titles to all land and buildings located on such land which are used in the conduct of business by the Company Group, and enter into valid and binding land use right transfer agreements to acquire such land if necessary.

          (b) Within ninety (90) days following the Closing, the Company shall procure the PRC Subsidiary to obtain all permits, certificates, authorizations and approvals required under any PRC environmental laws, regulations, ordinance and orders in connection with the business operations of the PRC Subsidiary.

8.   CONFIDENTIALITY

8.1  Disclosure of Terms

     Each party hereto agrees that it will maintain the confidentiality of the terms and conditions of this Agreement, all exhibits and schedules attached hereto (collectively, the "FINANCING TERMS") and the transactions contemplated hereby of the Company; provided, however, such obligation of confidentiality shall not apply to (i) information which was in the public domain or otherwise known to the relevant party before it was furnished to it by another party hereto or, after it was furnished to that party, entered the public domain otherwise than as a result of (1) a breach by that party of this Section 8.1 or (2) a breach of a confidentiality obligation by the disclosing party, where the breach was known to that party; (ii) information the disclosure of which is necessary in order to comply with applicable law, the order of any court, the requirements of a stock exchange or other governmental or regulatory authority or to obtain tax or other clearances or consents from any relevant authority; (iii) information disclosed by the Investors to a bona fide proposing purchaser of any Preferred Shares, (iv) information disclosed by the Company to holders of the Exchangeable Notes for their consideration of conversion of the Exchangeable Notes into the Series A-1 Preferred Shares, or (v) information disclosed by the parties hereto to their respective directors, managers, officers, employees, partners, accountants and attorneys where such Persons or entities are under appropriate nondisclosure obligation to the relevant party.

8.2  Press Releases

     Notwithstanding any other provision of this Section 8, with respect to the transactions contemplated under this Agreement, within sixty (60) days after the Closing, the Company may issue a press release through any media channels, including industrial conferences, disclosing the existence of this Agreement and the transactions contemplated hereunder, provided that such press release does not disclose the Financing Terms and is in a form approved by the Investors. Any communication with the media or press release (via any medium, including industrial conferences) that uses an Investor's trade name or otherwise refers to an Investor's participation or involvement with the Company Group shall be subject to the prior written approval of the Investors prior to the release or use of such communication or press release.

8.3  OTHER INFORMATION

     The provisions of this Section 8 shall survive the termination of this Agreement and shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties hereto with respect to the transactions contemplated hereby.

9.   ADDITIONAL AGREEMENTS

9.1  Delivery of Financial Statements

     The Company shall deliver to each Investor:

     (i)  as soon as practicable, but in any event within one-hundred and twenty
          (120) days after the end of each fiscal year of the Company, consolidated (with respect to the Company) and unconsolidated (with respect to the PRC Subsidiary) income statements and statements of cash flows for the Company Group for such fiscal year, consolidated balance sheets for the Company and each member of the Company Group as of the end of the fiscal year all prepared in accordance with IFRS and audited and certified by the Auditor;

     (ii) as soon as practicable, but in any event within sixty (60) days after the end of each fiscal quarter, unconsolidated unaudited income statements, statements of cash flows and balance sheets for such fiscal quarter of the PRC Subsidiary, and a management report of the Company;

     (iii) as soon as practicable, but in any event within thirty (30) days of the end of each month, unconsolidated unaudited income statements, statements of cash flows and balance sheets for the PRC Subsidiary as of the end of such month, and a management report of the Company; and

     (iv) as soon as practicable, but in any event prior to the end of each fiscal year, an operating budget, budget of capital expenditures, and strategic plan for the succeeding fiscal year, all as approved by the Board.

9.2  Inspection

     The Company shall permit each Investor, at such Investor's expense, to visit and inspect any of the properties and examine the books of account and records of the Company Group and discuss the affairs, finances and accounts of the Company Group with the directors, officers, accountants, legal counsel and investment bankers of the Company Group, all at such reasonable times as may be requested in writing by such Investor. Without limiting the foregoing, the Company shall permit each Investor, at such Investor's expense, to inspect all Tax Returns for the Company Group, together with all supporting materials or materials used in the preparation of such Tax Returns, and to discuss the Company's Tax policies with the directors, officers, employees, accountants, legal counsel and investment bankers of the Company and the Group Companies, all at such reasonable times as may be requested by the Investors.

9.3  Termination of Information and Inspection Covenants

     The covenants set forth in Sections 9.1 through 9.2 shall terminate as to each holder of the Preferred Shares or Conversion Shares and be of no further force or effect if (i) the Company becomes subject to the filing requirements of the Exchange Act or the rules of any other organized securities exchange, or (ii) such holder of the Preferred Shares shall cease to hold any Preferred Shares or Conversion Shares.

9.4  Assignment

     To the extent any holder of the Preferred Shares transfers any such shares to any other Person, such holder may assign its rights under Sections 9.1 and 9.2 to such Person.

9.5  Lock-up of Investors' Preferred Shares

     Each of the Investors undertakes not to sell, transfer or otherwise dispose of the legal and beneficial ownership of the Preferred Shares it subscribed for under this Agreement or the Conversion Shares during the six-month period following the Closing. Upon expiration of such six-month period, each of the Investors may, with prior notification in writing to the Company, sell, transfer or otherwise dispose of such ownership, provided that it shall not sell, transfer or otherwise dispose of such ownership to any Competitor of the Company or the PRC Subsidiary.

     Each of the Investors also acknowledges that during a Qualified IPO, it will agree to a reasonable lock-up period if so requested by the managing underwriter of such Qualified IPO.

9.6  Board of Directors

     (i) The Board of Directors of the Company shall consist of five (5) directors. The Investors shall have the right to appoint one (1) member of the Board of Directors, currently being Kevin Wang (the "INVESTOR DIRECTOR"). The remaining directors shall be nominated, elected and removed by the holders of Ordinary Shares in accordance with the Memorandum and Articles. The Investor Director designated by the Investors will be entitled to be a member of all board committees, including the Compensation Committee and the Auditing Committee once they are formed by the Board of Directors.

     (ii) Meetings of the Board of Directors shall be held at least once per calendar quarter on as regular a basis as possible by giving at least fifteen (15) calendar day's prior notice of such meeting and the agenda of such meeting. The number of directors necessary to constitute a quorum at any regular or special meeting of the Board of Directors of the Company shall be a majority of the total number of directors then in office.

     (iii) The Company and the PRC Subsidiary shall, and the Founder shall procure the Company and the PRC Subsidiary to, cause the Board of Directors of each member of the Company Group to be composed of the same nominees designated by such Persons pursuant to Section 9.6(i).

     (iv) The Company shall indemnify and hold harmless each director appointed pursuant to Section 9.6(i) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of the Company, or is or was a director of the Company serving at the request of the Company as a director of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     (v) Each of the parties to this Agreement shall vote any shares of the Company held thereby and if applicable, cause its respective representatives on the Board to, and the Company shall, and the Founder shall cause the Company to, promptly take any and all actions necessary to effect the provisions of this Section 9.6 and Section 9.7 below.

9.7  Major Corporate Transactions

     (i) Neither the Company nor any other members of the Company Group shall, and the Founder shall cause the Company and such member of the Company Group not to, take any of the following actions subsequent to the Closing without, in addition to any other authorizations or approvals required by Applicable Law and the Memorandum and Articles, the prior written approval of the holders of at least two thirds (2/3) of the total number of issued and outstanding Preferred Shares, voting as a single class.

          (a)  any amendment to the Articles of the Company or the PRC
               Subsidiary;

          (b) any merger, acquisition, consolidation, joint venture or like transaction involving any member of the Company Group (whether or not such member of the Company Group is the surviving corporation), or any liquidation, dissolution, winding-up, bankruptcy, revocation of voluntary dissolution (judicial or non-judicial) or similar proceeding filed by or against any of the members of the Company Group;

          (c) any sale, lease, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including the disposition of operating rights of any member of the Company Group);

          (d) any transfer or exclusive license in any of the Company Group's technology other than licenses of non-exclusive rights in such technology that are required or necessary in the ordinary course of business;

          (e) creation, incurrence, assumption or permission to exist any mortgage, pledge, charge, lien or other encumbrance on all or substantially all of assets of any member of the Company Group, other than those required or necessary in the ordinary course of business which shall not exceed US$5,000,000 in any single transaction;

          (f) issuance or sale by any member of the Company Group of any securities other than (i) any issuance of the Conversion Shares,
               (ii) any grant of stock options under the Company Option Plan,
               (iii) any issuance of securities pursuant to the Follow-On Financing, (iv) any issuance of the Series A-1 Preferred Shares upon the conversion of the Exchangeable Notes, and (v) any issuance of the Preferred Shares upon the exercise of the Warrants and the issuance of Conversion Shares thereof;

          (g) any redemption, retirement, purchase or other acquisition, direct or indirect, by any member of the Company Group of any outstanding Ordinary Shares or Securities (or any warrants, rights or options to acquire any such Ordinary Shares or Securities), other than in accordance with the right of redemption of the Investors as provided in the Memorandum and Articles, or any other reduction or similar change of capital structure of any member of the Company Group;

          (h) launch of an initial public offering of the Ordinary Shares at a price lower than the minimum offering price as required for a Qualified IPO (i.e., US$11.00 per Ordinary Share);

          (i) issuance of any securities at the Follow-On Financing at a price per share lower than US$5.00, the maximum number of securities to be issued pursuant to the Follow-On Financing exceeding 20,420,000 shares, or the conversion rate being other than 1:1, with adjustments permitted for recapitalization, share split or combination and share dividends;

          (j) any declaration or payment of any dividend or other distribution, direct or indirect, in cash or in property by any member of the Company Group on account of any class of share capital of such member of the Company Group now or hereafter outstanding;

          (k) any sale, transfer or other disposition of any Ordinary Shares by the Founder prior to a Qualified IPO;

          (l) any sale, transfer or other disposition by any Key Person of any shares acquired through the exercise of stock options received under the Company Option Plan before a Qualified IPO;

          (m) any sale, transfer or other disposition of any shares by any other holder of equity interest in the Company (other than any of the Investors or their transferees or permitted assigns) representing more than a five percent (5%) equity interest in the Company (on a fully diluted and as converted basis);

          (n) termination of the Company Option Plan or adoption of any other share option or similar incentive plan of any member of the Company Group or any material amendment to the same, including change or determination of the number of options reserved, vesting periods and exercise prices of the stock options thereunder;

          (o) grant of loans to any director, officer or employee of any member of the Company Group;

          (p) engagement in any transactions by any member of the Company Group with (i) its directors, (ii) shareholders, (iii) the Founder, the Key Persons or their respective Affiliates, (iv) close relatives of the Founder or Affiliates of such relatives, (v) close relatives of the Affiliates of the Founder or Affiliates of such relatives, or (vi) any corporation or other entity of which majority equity is held or which is otherwise controlled by any of the Persons listed in (i) through (vi) of this paragraph (p), jointly or respectively;

          (q) creation, incurrence, assumption, guarantee or otherwise becoming liable (directly or indirectly) by any of the member of the Company Group with respect to any indebtedness (including capital leases) which represents an amount in excess of US$8,000,000;

          (r) the purchase or lease by any member of the Company Group of any real estate property valued in excess of US$3,000,000;

          (s) the purchase by any member of the Company Group of listed or unlisted securities;

          (t) any increase or decrease in the total number of directors comprising the board of directors of any member of the Company Group;

          (u) any adoption by the Company Group of a business plan or annual budget or any material amendment to its current business plan or annual budget, or any material alteration or change in the strategic direction or business operations in a manner that is not contemplated in the most recent business plan or annual budget;

          (v) changes of the independent auditors or changes in accounting practices or policies by any member of the Company Group; and

          (w) public offerings and/or registration of securities other than a Qualified IPO of the Company.

     (ii) Notwithstanding anything provided in this Section 9.7 to the contrary, to the extent any of the actions referred to in Section 9.7(i) above will impact the liquidation preference or redemption rights of the holders of the Preferred Shares, the holders of the Series A-1

          Preferred Shares and the Series A-2 Preferred Shares shall vote as separate classes with respect to each of such actions.

9.8  Pre-emptive Right

     (i)  General

          The Company hereby grants to each Investor a pre-emptive right to purchase up to a pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. An Investor's "pro rata share", for purposes of this pre-emptive right, shall be determined according to the number of Ordinary Shares owned by such Investor immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of any Ordinary Share Equivalents) in relation to the total number of Ordinary Shares outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of any Ordinary Share Equivalents). Each Investor shall have a right of over-allotment such that, if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Investor fails to exercise its right hereunder.

     (ii) Issuance Notice

          In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (an "ISSUANCE NOTICE") of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Investor shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase up to such Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     (iii) Sales by the Company

          Upon the expiration of forty (40) days from the Company's delivery of the Issuance Notice and for sixty (60) days thereafter, the Company may sell any New Securities with respect to which the Investors' pre-emptive rights under this Section 9.8 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in
          Section 9.8(i) above.

     (iv) The pre-emptive right granted under this Agreement shall expire upon, and shall not be applicable to, a Qualified IPO.

     (v) To the extent any holder of Preferred Shares transfers any such shares to any other Person, such holder may assign its rights under this
          Section 9.8 to such Person.

10.  MISCELLANEOUS

10.1 Survival

     The warranties, representations and covenants of the Company, the PRC Subsidiary, the Founder and each of the Investors contained in or made pursuant to this Agreement and the indemnity given by the Company, the PRC Subsidiary and the Founder pursuant to Section 10.2 shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company.

10.2 Indemnity

     (i) The Company, the PRC Subsidiary and the Founder agree to, jointly and severally, indemnify and hold harmless any Investor and such Investor's directors, officers, employees, Affiliates, agents and permitted assigns (each, an "INDEMNITEE"), against any and all Indemnifiable Losses to such Indemnitee, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach of nonperformance of any of the representations, warranties, covenants or agreements made by the Company, the PRC Subsidiary and the Founder in or pursuant to this Agreement. For purposes of this Section, "INDEMNIFIABLE LOSS" means, with respect to any Indemnitee, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including, but not limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Indemnitee and (ii) any taxes that may be payable by such Indemnitee as a result of the indemnification of any Indemnifiable Loss hereunder.

     (ii) The Founder shall indemnify, defend and hold harmless the Company, any Investor and their respective directors, officers, employees, Affiliates, agents and permitted assigns, against any and all Indemnifiable Losses to such Person, directly or indirectly resulting from, arising out of or relating to any tax or other obligations as a result of the Company's purchase of a 72.41% equity interest in the PRC Subsidiary from Liouxin Industrial Limited at US$1.

     (iii) The Investors shall indemnify, severally but not jointly, defend and hold harmless the Company, the PRC Subsidiary and the Founder, their respective directors, officers, employees, Affiliates, agents and permitted assigns, against any and all Indemnifiable Losses to such Person, directly or indirectly resulting from, arising out of or relating to any inaccuracy in or breach of nonperformance of any of the representations, warranties, covenants or agreements made by the Investors.

          Notwithstanding anything contained herein to the contrary, the indemnification obligations of the Investors pursuant to this Section 10.2(ii) hereof shall expire at Closing.

10.3 Successors and Permitted Assigns

     Except as otherwise provided herein, (i) the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions; (ii) except or otherwise provided herein, this Agreement, and the rights and obligations herein may be assigned by any Investor to any Affiliate of such Investor, but not to any other person without the prior written consent of the Company; and (iii) the Founder may not assign any of his rights or delegate any of its obligations under this Agreement without the prior written consent of each Investor. Subject to Section 10.2 above, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.4 Governing Law

     This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflicts of law thereunder.

10.5 Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.6 Titles and Subtitles

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.7 Notices

     Any and all notices required or permitted under this Agreement shall be given in writing in English and shall be provided by one or more of the following means and shall be deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.

10.8 Administrative Fee and Other Expenses

     The Company shall bear its own costs in connection with this Agreement. At the Closing, the Company shall also pay all costs and expenses reasonably incurred by the Investors in connection with the negotiation, execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby through the date of the Closing, including the expenses of counsel and other professional advisors to the Investors, up to a maximum amount of US$50,000 which the Investors are entitled to deduct from payment of the Subscription Price at Closing. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

10.9 Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by an instrument signed by
     (i) the Company, (ii) the Founder, and (iii) the holders of at least two thirds (2/3) of the Preferred Shares then outstanding unless otherwise provided in Section 9.7(ii) hereof. Notwithstanding the foregoing, in the case of a proposed amendment or waiver of Section 2.1(iii) or Schedule A of this Agreement, such amendment or waiver shall only be effective if an instrument is signed by each party to the Agreement.

10.10 Severability

     If one or more provisions of this Agreement are held to be unenforceable under any Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.11 Entire Agreement

     This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided, however, that nothing in this Agreement or any Ancillary Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

10.12 Dispute Resolution

     (i) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

     (ii) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three arbitrators. Each party hereto shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

     (iii) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the Centre in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 10.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 10.12 shall prevail.

     (iv) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

     (v) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

     (vi) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

     (vii) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        LDK SOLAR CO., LTD.


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng
                                        Capacity: Chief Executive Officer

                                        Address:

                                        LDK Solar Co., Ltd.
                                        Room 2303
                                        No. 18 Xizang Mid-Road
                                        Harbor Ring Plaza
                                        Shanghai 200001

                                        Attention: Mr. Peng Xiaofeng &
                                                   Mr. Shao Yonggang
                                        Facsimile: (86-21) 6350 8707

                                        PRC SUBSIDIARY:

                                        JIANGXI LDK SOLAR HI-TECH CO., LTD.


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng
                                        Capacity: Chief Executive Officer

                                        Address:

                                        Hi-tech Industrial Park
                                        Xinyu City, Jiangxi Province
                                        People's Republic of China

                                        Attention: Peng Xiaofeng
                                        Fax: 0790-6860085

                                        FOUNDER:

                                        PENG XIAOFENG


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng

                                        Address:

                                        LDK Solar Co., Ltd.
                                        Room 2303
                                        No. 18 Xizang Mid-Road
                                        Harbor Ring Plaza
                                        Shanghai 200001

                                        INVESTOR:

                                        FINANCIERE NATEXIS SINGAPORE 4 PTE, LTD.


                                        By: /s/ Gang Wang
                                            ------------------------------------
                                        Name: Gang Wang (Kevin)
                                        Capacity: Authorized Officer

                                        Address:

                                        Natexis Private Equity Asia Limited
                                        Suite 1808, 18/F Westgate Mall Plaza
                                        1038 Nanjing West Road
                                        Shanghai, China 200041

                                        Attention: Gang Wang (Kevin)
                                        Fax: (86) 21-6217-3742

                                        INVESTOR:
                                        DECATUR OVERSEAS CORPORATION


                                        By: /s/ Gang Wang
                                            ------------------------------------
                                        Name: Gang Wang (Kevin)
                                        Capacity: Authorized Officer

                                        Address:

                                        Natexis Private Equity Asia Limited
                                        Suite 1808, 18/F Westgate Mall Plaza
                                        1038 Nanjing West Road
                                        Shanghai, China 200041

                                        Attention: Gang Wang (Kevin) or Nicolazo
                                                   De Barmon, Gael
                                        Fax: (86) 21-6217-3742

                                        INVESTOR THROUGH MANDATORY EXCHANGE OF
                                        EXCHANGEABLE NOTE:

                                        BRILLIANT EVER INVESTMENTS LIMITED


                                        By: /s/ Chen Lu
                                            ------------------------------------
                                        Name: Chen Lu
                                        Capacity: Authorized Signatory

                                        Address:

                                        Suite 2302-3, 23/F Great Eagle Centre
                                        23 Harbour Road
                                        Wanchai
                                        Hong Kong

                                        Attention: Ms Clara Chan
                                        Facsimile: 852-2877-6852

                                        INVESTOR THROUGH MANDATORY EXCHANGE OF
                                        EXCHANGEABLE NOTE:

                                        BOUNDLESS FUTURE INVESTMENT LIMITED


                                        By: /s/ Chen Lu
                                            ------------------------------------
                                        Name: Chen Lu
                                        Capacity: Authorized Signatory

                                        Address:

                                        Suite 2302-3, 23/F Great Eagle Centre
                                        23 Harbour Road
                                        Wanchai
                                        Hong Kong

                                        Attention: Ms Clara Chan
                                        Facsimile: 852-2877-6852

                             SCHEDULE OF DEFINITIONS

"2006 BUSINESS PLAN AND BUDGET" has the meaning set forth in Section 3.9.

"2006 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial year ending December 31, 2006 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2006 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2006, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2006 Audited Income Statement.

"2007 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial year ending December 31, 2007 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2007 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2007, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2007 Audited Income Statement.

"AUDITOR" means an independent accounting firm duly appointed by the Board of Directors to serve as the Company's auditor, being one of the "Big-4" international accounting firms.

"ANCILLARY AGREEMENTS" means, collectively, the Right of First Refusal and Co-Sale Agreement, the Registration Rights Agreement, and any other document or agreement contemplated by this Agreement.

"AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

"AGREEMENT" has the meaning ascribed to it in the preamble.

"ANNUAL BUSINESS PLAN AND BUDGET" means the annual business plan and budget of the Company and/or the PRC Subsidiary, as may be amended from time to time.

"APPLICABLE LAW" means, with respect to any Person, all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority,
(b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

"BOARD INFORMATION" means the meaning set forth in Section 9.6.

"BOOKS AND RECORDS" has the meaning set forth in Section 3.10.

"BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks


                                     -DS 1-
in the PRC, Hong Kong or New York are authorized or required by law or governmental order to close.

"BUSINESS OR CONDITIONS OF THE COMPANY GROUP" means the business, condition (financial or otherwise), results of operation and assets and properties of the Company Group taken as a whole.

"CENTER" means the Hong Kong International Arbitration Centre.

"CLOSING" has the meaning set forth in Section 2.2.

"COMPANY" has the meaning ascribed to it in the preamble.

"COMPANY GROUP" means the Company and all Group Companies, taken together.

"COMPANY OPTION PLAN" means an employee stock option plan to be established by the Company prior to Closing substantially in the form attached hereto as
Exhibit I pursuant to which stock options will be granted out of the Company Option Pool.

"COMPANY OPTION POOL" means an aggregate of 7,958,000 Ordinary Shares which shall be reserved prior to the Closing, representing up to ten percent (10%) of the total number of issued and outstanding shares of the Company on an as converted and fully diluted basis immediately after the Closing, as may be adjusted from time to time pursuant to the Company Option Plan, to be issued to the Key Persons, officers, directors, consultants, employees or other service providers of the Company from time to time pursuant to the Company Option Plan.

"COMPETITOR" means any Person that may be reasonably deemed to be engaged in any business that develops, manufactures or produces solar grade silicon ingots and wafers.

"CONTRACT" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or binding understanding, whether or not in writing.

"CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

"CONVERSION RATE" means the effective conversion rate, initially at 1:1 and subject to adjustment as provided in Section 2.4, at which the Preferred Shares are converted into Ordinary Shares in accordance with the Memorandum and Articles.

"CONVERSION SHARES" means shares issuable upon conversion of the Preferred Shares issued under this Agreement or upon exercise of the Warrants.

"DISCLOSURE SCHEDULE" has the meaning set forth in Article 3.

"ENVIRONMENT LAWS" means any applicable present national, territorial, provincial, foreign or local law, common law doctrine, rule, order, decree, judgment, injunction or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety, together with any other laws (national, territorial, provincial, foreign or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including without limitation,


                                     -DS 1-
medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, ground water, personal property or structures.

"EQUITY SECURITIES" means any Ordinary Shares or warrants, options and rights exercisable for Ordinary Shares and instruments convertible or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

"EXCHANGEABLE NOTES" means the notes issued by the Company on July 21, 2006 to Brilliant Ever Investments Limited and Boundless Future Investment Limited, each exchangeable into the Series A-1 Preferred Shares upon the Closing.

"FINAL OWNERSHIP" has the meaning ascribed to it in Section 2.4(i) hereof.

"FINANCING TERMS" has the meaning ascribed to it in Section 8.1 hereof.

"FOLLOW-ON FINANCING" means the issuance of shares of the Company's capital stock in a private placement prior to the Qualified IPO of up to 20,420,000 preferred shares with a per share price of no less than US$5.00 and an initial conversion rate of 1:1.

"FOUNDER" has the meaning ascribed to it in the preamble.

"GOVERNMENTAL AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the PRC, any foreign country or any domestic or foreign state, county, city or other political subdivision including but not limited to MOFCOM and SAIC and their respective local and provincial branches or departments.

"GROUP COMPANY" means a Person (other than a natural person) that is a Subsidiary of the Company.

"GUARANTEED 2006 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial ending December 31, 2006, being an amount that is US$30,000,000.

"GUARANTEED 2007 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial ending December 31, 2007, being an amount that is US$100,000,000.

"HAZARDOUS MATERIALS" means any chemical pollutant, contaminant, pesticide, petroleum or petroleum product or by-product, radioactive substance, solid waste, special, dangerous or toxic waste, hazardous or toxic substance, chemical or material regulated, limited or prohibited under any Environmental Law.

"HONG KONG" means shall mean the Special Administration Region of Hong Kong.

"IFRS" means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

"IMPROVEMENT" has the meaning set forth in Section 3.17.

"INDEMNITEE" has the meaning set forth in Section 10.2.

"INDEMNIFIABLE LOSS" has the meaning set forth in Section 10.2.


                                     -DS 1-

"INITIAL CONVERSION RATE" means the initial conversion rate at which the Preferred Share are converted into Ordinary Shares, being a ratio that is 1:1.

"INITIAL OWNERSHIP" has the meaning set forth in Section 2.1(iii).

"INTELLECTUAL PROPERTY" means any and all (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author's rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (vi) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (vii) trade names, trade dress, trademarks, domain names, and service marks, and registrations and applications therefor, and (viii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

"INVESTOR" or "INVESTORS" has the meaning ascribed to it in the preamble.

"INVESTOR DIRECTOR" has the meaning set forth in Section 9.6(i).

"KEY PERSONS" means Peng Xiaofeng, Shao Yonggan, Zhu Liangbao and all the other Persons listed as Optionees in Exhibit I hereof, other than the holders of the Exchangeable Notes.

"KNOWLEDGE" of a Party means the current actual knowledge of the executive officers of such Party principally responsible for the management of the business (including with respect to Intellectual Property) of such Party and its Subsidiaries.

"LAND USE RIGHTS" has the meaning set forth in Section 3.17.

"LEASE" has the meaning set forth in Section 3.17.

"LICENSES" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental Authority, including but not limited to the Licenses set forth in Section 3.6 of the Disclosure Schedule and the business licenses of the applicable Group Companies.

"MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 5.22.

"MATERIAL ADVERSE EFFECT" means any (a) event, occurrence, fact, condition, change or development that has had a material adverse effect on the Business or Conditions of the Company Group, or (b) material impairment of the ability of any member of the Company Group to perform their respective material obligations hereunder or under each of the Ancillary Agreements, as applicable.

"MATERIAL ADVERSE EVENT" means any change, event or effect that (i) is or would be materially adverse to the Business or Conditions of the Company Group or (ii) is or would materially impair the validity or enforceability of this Agreement against the Company, the PRC Subsidiary or the Founder or (iii) is or


                                     -DS 1-
would materially and adversely affect the Company, the PRC Subsidiary or the Founder's ability to perform its obligations under this Agreement, any Ancillary Agreements or in connection with the transactions contemplated hereunder or thereunder. "MATERIAL CONTRACT" means, with respect to any Person, any outstanding Contract material to the business of such Person as of or after the date hereof and includes, but is not limited to, those Contracts deemed material by Section 3.15(v).

"MATERIAL LICENSES" means the Licenses set forth in Section 3.6 of the Disclosure Schedule.

"MEMORANDUM AND ARTICLES" means the amended and restated memorandum of association and the articles of association of the Company, as amended from time to time, attached hereto as Exhibit A.

"MOFCOM" means the Ministry of Commerce or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any government entity which is similarly competent to examine and approve such matter under the laws of the PRC.

"MORTGAGE" has the meaning set forth in Section 3.17.

"NET EARNINGS" shall mean the consolidated and normalized positive profit after tax (less one-off, non-recurring and extraordinary items as well as stock compensation charges, if any, but plus any governmental grants and subsidies) attributable to the shareholders of the Company Group as audited by the Auditor in accordance with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"NEW SECURITIES" means any Equity Securities of the Company whether now or hereafter authorized; provided that the term "New Securities" does not include
(i) securities issued upon conversion of the Preferred Shares; (ii) the Preferred Shares issuable upon the exercise of the Warrants and securities issued upon conversion of such Preferred Shares; (iii) Ordinary Shares issuable to the Key Persons, officers, directors, consultants, employees or other service providers of the Company pursuant to the Company Option Plan; (iv) securities issued in a Qualified IPO; (v) securities issued in connection with any stock split, stock dividend or re-capitalization of the Company; and (vi) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own not less than fifty-one percent (51%) of the voting power of such business entity or business segment of any such entity.

"ORDINARY SHARES" has the meaning ascribed to it in Section 3.2(i).

"ORDINARY SHARE EQUIVALENTS" means warrants, options and rights exercisable for Ordinary Shares and instruments convertible or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

"PERSON" means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

"PRC" means the People's Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

"PRC SUBSIDIARY" has the meaning ascribed to it in the preamble.


                                     -DS 1-

"PREFERRED SHARES" has the meaning set forth in Section 3.2(i).

"PROPRIETARY ASSETS" means all patents, patent applications, trademarks, service marks, trade names, copyrights, moral rights, maskworks, trade secrets, confidential and proprietary information, compositions of matter, formulas, designs, proprietary rights, know-how and processes of a company.

"QUALIFIED EXCHANGE" means (i) the New York Stock Exchange or the Nasdaq Stock Market's National Market System, or (ii) any other exchange of recognized international reputation and standing duly approved by the Company's Board of Directors, including the affirmative vote of the Investor Director.

"QUALIFIED IPO" means an initial public offering on a Qualified Exchange that values the Company at no less than US$1,210,000,000 immediately prior to the initial public offering with a per share offering price of no less than US$11.00 and that results in aggregate net proceeds to the Company of at least US$300,000,000.

"REPORT DATE" has the meaning set forth in Section 3.12.

"REVIEW REPORT" has the meaning set forth in Section 3.12.

"SAFE" means the Sate Administration of Foreign Exchange of the PRC, and any PRC governmental body that is a successor thereto.

"SAIC" means the State Administration of Industry and Commerce or, with respect to the issuance of any business license or filing or registration to be effected with or by the State Administration of Industry and Commerce, any government entity which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.

"SECURITIES" has the meaning set forth in Section 4.1(ii).

"SECURITIES ACT" means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

"SENIOR MANAGER" means, with respect to any member of the Company Group, the chief executive officer, the chief financial officer, the chief operating officer, the chief technology officer and the vice presidents of such company.

"SERIES A-1 PREFERRED SHARES" has the meaning set forth in Section 3.2(i).

"SERIES A-2 PREFERRED SHARES" has the meaning set forth in Section 3.2(i).

"SUBSIDIARY" means, with respect to any Person, a corporation or other entity that is, directly or indirectly, controlled by such Person, by the possession of the power to direct or cause the direction of the management and policies of first mentioned Person, whether through the ownership of voting securities or equity interest, by contract or otherwise.

"SUBSCRIPTION PRICE" has the meaning set forth in Section 2.1(iii).

"TAX" and "TAXES" means and includes any and all taxes, including any and all income, gross receipts, franchise, license, severance, stamp, occupation, premium, environmental, customs duties, capital stock, profits, unemployment, disability, real property, personal property, transfer, registration, value added, estimated, sales, use, excise, withholding, employment, payroll, social security taxes, and similar assessments, charges, and fees (including interest, penalties and additions to such taxes, penalties for


                                     -DS 1-
failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions) imposed or assessed by any federal, state or local taxing authority, including the Cayman Islands, Hong Kong or the PRC (or any political subdivision thereof or therein).

"TAX RETURNS" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"US GAAP" means generally accepted accounting principles in the United States, consistently applied.

"WARRANT" or "WARRANTS" means the Warrant(s) the Company agrees to issue and sell to the Investors at the Closing, the terms and conditions of which are set forth in the Warrant Purchase Agreement substantially in the form attached hereto as Exhibit B.


                                     -DS 1-

                               DISCLOSURE SCHEDULE


                                     -DS 1-

                                   SCHEDULE A

                              INVESTORS AT CLOSING

                                                                                               SUBSCRIPTION
                                                                                              PRICE/AMOUNT OF
                                                                      NUMBER OF PREFERRED   EXCHANGEABLE NOTES
        NAME                             ADDRESS                       SHARES SUBSCRIBED         CONVERTED
        ----           -------------------------------------------   --------------------   ------------------
Financiere Natexis     Natexis Private Equity Asia Limited           1,128,571 (Series      US$5,000,000
Singapore 4 Pte Ltd.   Suite 1808, 18/F Westgate Mall Plaza          A-2)
                       1038 Nanjing West Road, Shanghai, China
                       200041

                       Attention: Gang Wang (Kevin)

Decatur Overseas       Natexis Private Equity Asia Limited           451,429 (Series A-2)   US$2,000,000
Corporation            Suite 1808, 18/F Westgate Mall Plaza
                       1038 Nanjing West Road
                       Shanghai, China 200041

                       Attention:  Gang Wang  (Kevin) or  Nicolazo
                       De Barmon, Gael

Brilliant Ever         Suite 2302-3, 23/F Great Eagle Centre         2,000,000 (Series      US$5,333,333
Investments Limited    23 Harbour Road                               A-1)
                       Wanchai
                       Hong Kong

                       Attention: Ms Clara Chan

Boundless Future       Suite 2302-3, 23/F Great Eagle Centre         1,000,000 (Series      US$2,666,667
Investment Limited     23 Harbour Road                               A-1)
                       Wanchai
                       Hong Kong

                       Attention: Ms Clara Chan


                                     -SCH A-

                                    EXHIBIT A

                  AMENDED AND RESTATED MEMORANDUM AND ARTICLES


                                     -EXH A-

                                    EXHIBIT B

                           WARRANT PURCHASE AGREEMENT


                                     -EXH B-

                                    EXHIBIT C

                          2006 BUSINESS PLAN AND BUDGET


                                     -EXH C-

                                    EXHIBIT D

          CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS AND NON-COMPETITION
                                    AGREEMENT


                                     -EXH D-

                                    EXHIBIT E

                  RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT


                                     -EXH E-

                                    EXHIBIT F

                 OPINION OF THE COMPANY'S CAYMAN ISLANDS COUNSEL


                                     -EXH F-

                                    EXHIBIT G

                      OPINION OF THE COMPANY'S PRC COUNSEL


                                    -EXH G-

                                    EXHIBIT H

                          REGISTRATION RIGHTS AGREEMENT


                                    -EXH H-

                                    EXHIBIT I

                               COMPANY OPTION PLAN


                                    -EXH I-

                                                               EXECUTION VERSION

                                  AMENDMENT TO

                            SHARE PURCHASE AGREEMENT

THIS AMENDMENT (the "AMENDMENT"), dated as of September 15, 2006, is made to the SHARE PURCHASE AGREEMENT (the "SERIES A SHARE PURCHASE AGREEMENT") dated as of July 28, 2006 by and among LDK Solar Co., Ltd., a company organized and existing under the laws of the Cayman Islands (the "COMPANY"), Jiangxi LDK Solar Hi-Tech Co., Ltd. (Chinese Characters LDK Chinese Characters), a company organized and existing under the laws of the PRC (the "PRC SUBSIDIARY"), Mr. Peng Xiaofeng (the "FOUNDER") and each of the holders of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares (collectively, the "SERIES A PREFERRED SHARES").

                                    RECITALS

A. The Company and certain investors are parties to the Series B Preferred Shares Purchase Agreement, dated as of September 15, 2006 (the "SERIES B SHARE PURCHASE AGREEMENT"), pursuant to which such investors (collectively, the "SERIES B PREFERRED SHAREHOLDERS") have agreed to subscribe for a certain number of Series B Preferred Shares of the Company (the "SERIES B PREFERRED SHARES") upon the terms and subject to the conditions contained therein.

B. The parties intend that the Series A Share Purchase Agreement shall be amended to provide for a concerted ownership adjustment mechanism for both the Series A Preferred Shares and the Series B Preferred Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are not defined in the Series A Share Purchase Agreement, as amended hereby, are used herein as therein defined.

2. Amendment to Section 2.1(iii). Section 2.1(iii) of the Series A Share Purchase Agreement is hereby amended by deleting the last two sentences in such section and substituting in lieu thereof the following sentences:

     "It is understood that the aggregate number of Series A-1 Preferred Shares and Series A-2 Preferred Shares (collectively, the "SERIES A PREFERRED SHARES") to be issued by the Company at the Closing shall be 4,580,000 shares, representing a 5.230% ownership in the Company (the "INITIAL OWNERSHIP") immediately after the closing of the issuance of the Series B Preferred Shares of the Company (the "SERIES B PREFERRED SHARES") pursuant to the Series B Preferred Shares Purchase Agreement (the "SERIES B SHARE PURCHASE AGREEMENT"), dated as of September 15, 2006, by and among the Company, the PRC Subsidiary, the Founder and certain purchasers of the Series B Preferred Shares (the "SERIES B Financing"). For the avoidance of doubt, the calculation of the Initial Ownership hereunder and any adjustment to such ownership under Section 2.4 shall be based on the total issued and outstanding 75,000,000 plus the total issued and outstanding Series A Preferred Shares and the Series B Preferred Shares, all on an as-converted basis, as of the date of the closing of the Series B Financing or the date of adjustment, as the case may be, and in each case as provided in the Memorandum and Articles, without consideration of any shares issued pursuant to the Company Option Plan."

3. Amendment of Section 2.4. Section 2.4 of the Series A Share Purchase Agreement is hereby amended by deleting the whole section in its entirety and substituting in lieu thereof the following provisions:

     "2.4 Ownership Adjustments

          (ii) Following the issue by the Auditor of the 2006 Audited Income
               Statement:

               (1) if the 2006 Net Earnings are equal to or more than the Guaranteed 2006 Net Earnings, the final ownership of the Investors in the Company after adjustment (the "FINAL OWNERSHIP") shall remain unchanged as the Initial Ownership of the Investors in the Company.

               (2) if the 2006 Net Earnings are less than the Guaranteed 2006 Net Earnings, the Final Ownership of the Investors in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2006 Audited Income Statement:

                               GE06
                    FO1 = IO x ----
                               AE06

                    For purposes of the foregoing formula, the following definitions shall apply: (1) FO1 shall mean the Final Ownership of the Investors after adjustment in accordance with this Section 2.4(i)(b); (2) IO shall mean the Initial Ownership of the Investors in the Company; (3) GE06 shall mean the Guaranteed 2006 Net Earnings of the Company Group, being an amount that is US$30,000,000; and (4) AE06 shall mean the actual 2006 Net Earnings.

          (iii) Following the issue by the Auditor of the 2007 Audited Income
               Statement:

               (1) If the 2007 Net Earnings are equal to or more than the Guaranteed 2007 Net Earnings, the Final Ownership of the Investors shall remain unchanged as the ownership adjusted, if any, in accordance with 2.4(i)(b) above.

               (2) if the 2007 Net Earnings are less than the Guaranteed 2007 Net Earnings, the Final Ownership of the Investors in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2007 Audited Income Statement:

                                GE07
                    FO2 = FO1 x ----
                                AE07

                    For purposes of the foregoing formula, the following definitions shall apply: (1) FO2 shall mean the Final Ownership of the Investors in the Company after adjustment in accordance with this Section 2.4(ii)(b); (2) FO1 shall mean the Final Ownership of the Investors in the Company as adjusted under Section 2.4 (i)(b) above; (3) GE07 shall mean the Guaranteed 2007 Net Earnings of the Company Group, being an amount that is US$100,000,000; and (4) AE07 shall mean the actual 2007 Net Earnings.

          (iv) To effect the ownership adjustment as set forth in Sections 2.4(i) and (ii) above, the effective Conversion Rate of the Series A Preferred Shares shall be adjusted in accordance with the following formula:

                                   TS
               CR(A) = FO(A) x ---------
                               4,580,000

               For purposes of the foregoing formula, the following definitions shall apply: (1) CR(A) shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are converted into Ordinary Shares in accordance with this
               Section 2.4; (2) FO(A) shall mean the final ownership of the holders of the Series A Preferred Shares in the Company as adjusted according to Section 2.4(i)(b) and Section 2.4(ii)(b) above; and (3) TS shall mean the total number of Ordinary Shares to be issued and outstanding, on an as-converted basis, as of the date of the closing of the Series B Financing or the date of adjustment, as the case may be, which shall be equal to the number derived from the following formula:

                      75,000,000
               TS = -------------
                    1-FO(A)-FO(B)

               For purposes of the foregoing formula, the following definitions shall apply: (1) FO(A) shall mean the Final Ownership of the Investors in the Company as adjusted according to Section 2.4(i)(b) and Section 2.4(ii)(b) above; and (2) FO(B) shall mean the final ownership of the holders of the Series B Preferred Shares as adjusted according to Section 2.4 of the Series B Share Purchase Agreement.

          (v) Notwithstanding the above, the parties hereto may agree from time to time, based on legal advice mutually acceptable to the Company and the Investors, on any other method to effect the adjustment to the Final Ownership of the Investors to be equal to the amounts derived from the formulas set forth in Section 2.4(i)(b) and Section 2.4(ii)(b) above.

          (vi) Notwithstanding anything to the contrary, the Investors agree not to make any adjustment to the ownership (a) with respect to the 2006 Audited Income Statement under Section 2.4(i), if the 2006 Net Earnings is no less than US$28,500,000; and (b) with respect to the 2007 Audited Income Statement under Section 2.4(ii), if the 2007 Net Earnings is no less than US$95,000,000.

          (vii) For the avoidance of doubt, the Investors' Final Ownership after any adjustment made under this Section 2.4 shall not be lower than their ownership before such adjustment, and no adjustment to the Investors' ownership will be made according to Section 2.4(ii)(b) hereof if a Qualified IPO consummates in 2007."

4. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

5. Effectiveness. This Amendment shall become effective as of the date first written above.

6. Continuing Effect. This Amendment is made under Section 10.9 of the Series A Share Purchase Agreement. Except as otherwise described in this Amendment, the terms and conditions of the Series A Share Purchase Agreement shall remain in full force and effect.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                        COMPANY:

                                        LDK SOLAR CO., LTD.


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng
                                        Capacity: Chief Executive Officer

                                        Address:

                                        LDK Solar Co., Ltd.
                                        Room 2303
                                        No. 18 Xizang Mid-Road
                                        Harbor Ring Plaza
                                        Shanghai 200001

                                        Attention: Mr. Peng Xiaofeng & Mr. Shao
                                                   Yonggang
                                        Facsimile: (86-21) 6350 8707


                                        PRC SUBSIDIARY:

                                        JIANGXI LDK SOLAR HI-TECH CO., LTD.


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng
                                        Capacity: Chief Executive Officer

                                        Address:

                                        Hi-tech Industrial Park
                                        Xinyu City, Jiangxi Province
                                        People's Republic of China

                                        Attention: Mr. Peng Xiaofeng
                                        Facsimile: (0790) 6860-085

                                        FOUNDER:

                                        PENG XIAOFENG


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng

                                        Address:

                                        LDK Solar Co., Ltd.
                                        Room 2303
                                        Harbor Ring Plaza
                                        No. 18 Xizang Middle Road
                                        Shanghai 200001

                                        INVESTOR:

                                        FINANCIERE NATEXIS SINGAPORE 4 PTE, LTD.


                                        By: /s/ Gang Wang
                                            ------------------------------------
                                        Name: Gang Wang (Kevin)
                                        Capacity: Authorized Officer

                                        Address:

                                        Natexis Private Equity Asia Limited
                                        Suite 1808, 18/F Westgate Mall Plaza
                                        1038 Nanjing West Road
                                        Shanghai, China 200041

                                        Attention: Gang Wang (Kevin)
                                        Fax: (86) 21-6217-3742


                                        INVESTOR:

                                        DECATUR OVERSEAS CORPORATION


                                        By: /s/ Gang Wang
                                            ------------------------------------
                                        Name: Gang Wang (Kevin)
                                        Capacity: Authorized Officer

                                        Address:

                                        Natexis Private Equity Asia Limited
                                        Suite 1808, 18/F Westgate Mall Plaza
                                        1038 Nanjing West Road
                                        Shanghai, China 200041

                                        Attention: Gang Wang (Kevin) or Nicolazo
                                        De Barmon, Gael
                                        Fax: (86) 21-6217-3742

                                        BRILLIANT EVER INVESTMENTS LIMITED


                                        By: /s/ Chen Lu
                                            ------------------------------------
                                        Name: Chen Lu
                                        Capacity: Authorized Signatory

                                        Address:

                                        Suite 2302-3, 23/F Great Eagle Centre
                                        23 Harbour Road
                                        Wanchai
                                        Hong Kong

                                        Attention: Ms Clara Chan
                                        Facsimile: 852-2877-6852


                                        BOUNDLESS FUTURE INVESTMENT LIMITED


                                        By: /s/ Chen Lu
                                            ------------------------------------
                                        Name: Chen Lu
                                        Capacity: Authorized Signatory

                                        Address:

                                        Suite 2302-3, 23/F Great Eagle Centre
                                        23 Harbour Road
                                        Wanchai
                                        Hong Kong

                                        Attention: Ms Clara Chan
                                        Facsimile: 852-2877-6852

                                                               EXECUTION VERSION

                             SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT (the "SUPPLEMENTAL AGREEMENT"), dated as of December 15, 2006, is made to: (1) the Share Purchase Agreement, dated as of July 28, 2006, by and among LDK Solar Co., Ltd., a company organized and existing under the laws of the Cayman Islands (the "COMPANY"), Jiangxi LDK Solar Hi-Tech Co., Ltd. (Chinese Characters LDK Chinese Characters), a company organized and existing under the laws of the PRC (the "PRC SUBSIDIARY"), Mr. Peng Xiaofeng (the "FOUNDER") and each of the holders of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares (collectively, the "SERIES A PREFERRED SHARES"), as amended by the Amendment to the Share Purchase Agreement, dated as of September 15, 2006, by and among the Company, the PRC Subsidiary, the Founder and each of the holders of the Series A Preferred Shares (as amended, the "SERIES A SHARE PURCHASE AGREEMENT"); and (2) the Series B Preferred Shares Purchase Agreement, dated as of September 15, 2006, by and among the Company, the PRC Subsidiary, the Founder and each of the holders of the Series B Preferred Shares, as amended by the Amendment to the Series B Preferred Shares Purchase Agreement, dated as of September 26, 2006 (as amended, "SERIES B SHARE PURCHASE AGREEMENT").

                                    RECITALS

A. The Company and certain investors are parties to the Series C Preferred Shares Purchase Agreement, dated as of December 15, 2006 (the "SERIES C SHARE PURCHASE AGREEMENT"), pursuant to which such investors (collectively, the "SERIES C PREFERRED SHAREHOLDERS") have agreed to subscribe for certain number of Series C Preferred Shares of the Company (the "SERIES C PREFERRED SHARES") upon the terms and subject to the conditions contained therein.

B. The parties intend that a supplemental agreement be made to the Series A Share Purchase Agreement and the Series B Share Purchase Agreement to provide for a concerted ownership adjustment mechanism for all the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein which are not defined in the Series A Share Purchase Agreement or the Series B Share Purchase Agreement, each as amended hereby, are used herein as therein defined.

2.   Amendment to Section 2.1(iii) of the Series A Share Purchase Agreement.
     Section 2.1(iii) of the Series A Share Purchase Agreement is hereby amended by deleting the last two sentences in such section and substituting in lieu thereof the following sentences:

     "It is understood that the aggregate number of Series A-1 Preferred Shares and Series A-2 Preferred Shares (collectively, the "SERIES A PREFERRED SHARES") to be issued by the Company at the Closing shall be 4,580,000 shares, representing a 5.056% ownership in the Company (the "INITIAL OWNERSHIP") immediately after the closing of the issuance of the Series C Preferred Shares of the Company (the "SERIES C PREFERRED SHARES") pursuant to the Series C Preferred Shares Purchase Agreement (the "SERIES C SHARE PURCHASE AGREEMENT"), dated as of December 15, 2006, by and among the Company, the PRC Subsidiary, the Founder and certain purchasers of the Series C Preferred Shares (the "SERIES C FINANCING"). For the avoidance of doubt, the calculation of the Initial Ownership hereunder and any adjustment to such ownership under Section 2.4 shall be based on the sum of the total number of the issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, all on an as-converted basis, as of the date of the closing of the Series C Financing or the date of adjustment, as the case may be, and in each case as provided in the Memorandum and Articles, without consideration of any shares issued pursuant to the Company Option Plan."

3.   Amendment to Section 2.4 of the Series A Share Purchase Agreement. Section
     2.4 of the Series A Share Purchase Agreement is hereby amended by deleting the section in its entirety and substituting in lieu thereof the following provisions:

     "2.4 Ownership Adjustments

          (viii) Following the issue by the Auditor of the 2006 Audited Income
               Statement:

               (1) if the 2006 Net Earnings are equal to or more than the Guaranteed 2006 Net Earnings, the final ownership of the Investors in the Company after adjustment (the "FINAL OWNERSHIP") shall remain unchanged as the Initial Ownership of the Investors in the Company.

               (2) if the 2006 Net Earnings are less than the Guaranteed 2006 Net Earnings, the Final Ownership of the Investors in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2006 Audited Income Statement:

                               GE06
                    FO1 = IO x ----
                               AE06

                    For purposes of the foregoing formula, the following definitions shall apply: (1) FO1 shall mean the Final Ownership of the Investors after adjustment in accordance with this Section 2.4(i)(b); (2) IO shall mean the Initial Ownership of the Investors in the Company; (3) GE06 shall mean the Guaranteed 2006 Net Earnings of the Company Group, being an amount that is US$30,000,000; and (4) AE06 shall mean the actual 2006 Net Earnings.

          (ix) Following the issue by the Auditor of the 2007 Audited Income
               Statement:

               (1) If the 2007 Net Earnings are equal to or more than the Guaranteed 2007 Net Earnings, the Final Ownership of the Investors shall remain unchanged as the ownership adjusted, if any, in accordance with 2.4(i)(b) above.

               (2) if the 2007 Net Earnings are less than the Guaranteed 2007 Net Earnings, the Final Ownership of the Investors in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2007 Audited Income Statement:

                                GE07
                    FO2 = FO1 x ----
                                AE07

                    For purposes of the foregoing formula, the following definitions shall apply: (1) FO2 shall mean the Final Ownership of the Investors in the Company after adjustment in accordance with this Section 2.4(ii)(b); (2) FO1 shall mean the Final Ownership of the Investors in the Company as adjusted under Section 2.4 (i)(b) above; (3) GE07 shall mean the Guaranteed 2007 Net Earnings of the Company Group, being an amount that is US$100,000,000; and (4) AE07 shall mean the actual 2007 Net Earnings.

          (x) To effect the ownership adjustment as set forth in Sections 2.4(i) and (ii) above, the effective Conversion Rate of the Series A Preferred Shares shall be adjusted in accordance with the following formula:

                                   TS
               CR(A) = FO(A) x ---------
                               4,580,000

               For purposes of the foregoing formula, the following definitions shall apply: (1) CR(A) shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are converted into Ordinary Shares in accordance with this
               Section 2.4; (2) FO(A) shall mean the final ownership of the holders of the Series A Preferred Shares in the Company as adjusted according to Section 2.4 hereof; and (3) TS shall mean the total number of Ordinary Shares to be issued and outstanding, on an as-converted basis, as of the date of the closing of the Series C Financing or the date of adjustment, as the case may be, which shall be equal to the number derived from the following formula:

                         75,000,000
               TS = -------------------
                    1-FO(A)-FO(B)-FO(C)

               For purposes of the foregoing formula, the following definitions shall apply: (1) FO(A) shall mean the Final Ownership of the Investors in the Company as adjusted according to Section 2.4 hereof; (2) FO(B) shall mean the final ownership of the holders of the Series B Preferred Shares as adjusted according to Section
               2.4 of the Series B Share Purchase Agreement; and (3) FO(C) shall mean the final ownership of the holders of the Series C Preferred Shares as adjusted according to Section
               2.4 of the Series C Share Purchase Agreement.

          (xi) Notwithstanding the above, the parties hereto may agree from time to time, based on legal advice mutually acceptable to the Company and the Investors, on any other method to effect the adjustment to the Final Ownership of the Investors to be equal to the amounts derived from the formulas set forth in Section 2.4(i)(b) and Section 2.4(ii)(b) above.

          (xii) Notwithstanding anything to the contrary, the Investors agree not to make any adjustment to the ownership (a) with respect to the 2006 Audited Income Statement under Section 2.4(i), if the 2006 Net Earnings is no less than US$28,500,000; and (b) with respect to the 2007 Audited Income Statement under Section 2.4(ii), if the 2007 Net Earnings is no less than US$95,000,000.

          (xiii) For the avoidance of doubt, the Investors' Final Ownership after any adjustment made under this Section 2.4 shall not be lower than their ownership before such adjustment, and no adjustment to the Investors' ownership will be made according to
               Section 2.4(ii)(b) hereof if a Qualified IPO consummates in 2007."

4.   Amendment to Section 2.1(iii) of the Series B Share Purchase Agreement.
     Section 2.1(iii) of the Series B Share Purchase Agreement is hereby amended by deleting the last two sentences in such section and substituting in lieu thereof the following sentences:

     "It is understood that the aggregate number of Series B Preferred Shares (the "SERIES B PREFERRED SHARES") to be issued by the Company at the Closing shall be 8,000,000 shares, representing a 8.832% ownership in the Company (the "INITIAL OWNERSHIP") immediately after the closing of the issuance of the Series C Preferred Shares of the Company (the "SERIES C PREFERRED SHARES") pursuant to the Series C Preferred Shares Purchase Agreement (the "SERIES C SHARE PURCHASE AGREEMENT"), dated as of December 15, 2006, by and among the Company, the PRC Subsidiary, the Founder and certain purchasers of the Series C Preferred Shares (the "SERIES C FINANCING"). For the avoidance of doubt, the calculation of the Initial Ownership hereunder and any adjustment to such ownership under Section 2.4 shall be based on the sum of the total number of issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares, all on an as-converted basis, as of the date of the closing of the Series C Financing or the date of adjustment, as the case may be, and in each case as provided in the Memorandum and Articles, without consideration of any shares issued pursuant to the Company Option Plan."

5.   Amendment to Section 2.4(iv) of the Series B Share Purchase Agreement.
     Section 2.4(iv) of the Series B Share Purchase Agreement is hereby amended by deleting the sub-section in its entirety and substituting in lieu thereof the following provisions:

     "(iv) To effect the ownership adjustment as set forth in Sections 2.4(i),
          (ii) and (iii) above, the applicable Conversion Rate of the Series A Preferred Shares and the Series B Preferred Shares shall be adjusted in accordance with the following formulas:

                              TS
          CR(A) = FO(A) x ---------
                          4,580,000

                              TS
          CR(B) = FO(B) x ---------
                          8,000,000

          For purposes of the foregoing formulas, the following definitions shall apply: (1) CR(A) shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are converted into Ordinary Shares in accordance with this Section 2.4;
          (2) CR(B) shall mean the effective Conversion Rate of the Series B Preferred Shares at which the Series B Preferred Shares are converted into Ordinary Shares in accordance with this Section 2.4; (3) FO(A) shall mean the final ownership of the holders of the Series A Preferred Shares in the Company as adjusted according to Section 2.4 of the Series A Share Purchase Agreement; (4) FO(B) shall mean the Final Ownership of the Investors in the Company as adjusted according to Section 2.4 hereof; and (5) TS shall mean the total number of Ordinary Shares to be issued and outstanding, on an as-converted basis, as of the date of the closing of the Series C Financing or the date of adjustment, as the case may be, which shall be equal to the number derived from the following formula:

                   75,000,000
          TS = ------------------
               1-FO(A)-FO(B)-FO(C)

          For purposes of the foregoing formula, the following definitions shall apply: (1) FO(A) shall mean the final ownership of the holders of the Series A Preferred Shares in the Company as adjusted according to
          Section 2.4 of the Series A Share Purchase Agreement; (2) FO(B) shall mean the Final Ownership of the Investors in the Company as adjusted according to Section 2.4 hereof; and (3) FO(C) shall mean the final ownership of the holders of the Series C Preferred Shares in the Company as adjusted according to Section 2.4 of the Series C Share Purchase Agreement."

6. Counterparts. This Supplemental Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Supplemental Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

7. Effectiveness. This Supplemental Agreement shall become effective as of the date first written above.

8. Continuing Effect. This Supplemental Agreement is made under Section 10.9 of the Series A Share Purchase Agreement and Section 9.9 of the Series B Share Purchase Agreement. Except as otherwise described in this Supplemental Agreement, the terms and conditions of the Series A Share Purchase Agreement and the Series B Share Purchase Agreement shall remain in full force and effect.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                        COMPANY:

                                        LDK SOLAR CO., LTD.


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng
                                        Capacity: Chief Executive Officer

                                        Address:

                                        LDK Solar Co., Ltd.
                                        Room 2303
                                        Harbor Ring Plaza
                                        No. 18 Xizang Middle Road
                                        Shanghai 200001

                                        Attention: Mr. Peng Xiaofeng & Mr. Shao
                                                   Yonggang
                                        Facsimile: (86-21) 6350-8707

                                        PRC SUBSIDIARY:

                                        JIANGXI LDK SOLAR HI-TECH CO., LTD.


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng
                                        Capacity: Chief Executive Officer

                                        Address:

                                        Hi-tech Industrial Park
                                        Xinyu City, Jiangxi Province
                                        People's Republic of China

                                        Attention: Mr. Peng Xiaofeng
                                        Facsimile: (0790) 6860-085

                                        FOUNDER:

                                        PENG XIAOFENG


                                        By: /s/ Peng Xiaofeng
                                            ------------------------------------
                                        Name: Peng Xiaofeng

                                        Address:

                                        LDK Solar Co., Ltd.
                                        Room 2303
                                        Harbor Ring Plaza
                                        No. 18 Xizang Middle Road
                                        Shanghai 200001

                                        INVESTOR:

                                        FINANCIERE NATEXIS SINGAPORE 4 PTE, LTD.

                                        (As a holder of both Series A-2
                                        Preferred Shares and Series B Preferred
                                        Shares)


                                        By: /s/ Gang Wang
                                            ------------------------------------
                                        Name: Gang Wang (Kevin)
                                        Capacity: Authorized Officer

                                        Address:

                                        Natexis Private Equity Asia Limited
                                        Suite 1808, 18/F Westgate Mall Plaza
                                        1038 Nanjing West Road
                                        Shanghai, China 200041

                                        Attention: Gang Wang (Kevin)
                                        Facsimile: (86-21) 6217-3742

                                        INVESTOR:

                                        DECATUR OVERSEAS CORPORATION

                                        (As a holder of Series A-2 Preferred
                                        Shares)


                                        By: /s/ Gang Wang
                                            ------------------------------------
                                        Name: Gang Wang (Kevin)
                                        Capacity: Authorized Officer

                                        Address:

                                        Natexis Private Equity Asia Limited
                                        Suite 1808, 18/F Westgate Mall Plaza
                                        1038 Nanjing West Road
                                        Shanghai, China 200041

                                        Attention: Gang Wang (Kevin) or Nicolazo
                                                   De Barmon, Gael
                                        Facsimile: (86-21) 6217-3742

                                        INVESTOR:

                                        BRILLIANT EVER INVESTMENTS LIMITED

                                        (As a holder of Series A-1 Preferred
                                        Shares)


                                        By: /s/ Chen Lu
                                            ------------------------------------
                                        Name: Chen Lu
                                        Capacity: Authorized Signatory

                                        Address:

                                        Suite 2302-3, 23/F Great Eagle Centre
                                        23 Harbour Road
                                        Wanchai
                                        Hong Kong

                                        Attention: Ms Clara Chan
                                        Facsimile: (852) 2877-6852

                                        INVESTOR:

                                        BOUNDLESS FUTURE INVESTMENT LIMITED

                                        (As a holder of Series A-1 Preferred
                                        Shares)


                                        By: /s/ Chen Lu
                                            ------------------------------------
                                        Name: Chen Lu
                                        Capacity: Authorized Signatory

                                        Address:

                                        Suite 2302-3, 23/F Great Eagle Centre
                                        23 Harbour Road
                                        Wanchai
                                        Hong Kong

                                        Attention: Ms Clara Chan
                                        Facsimile: (852) 2877-6852

                                        INVESTOR:

                                        SHINE FIELD INVESTMENTS LIMITED

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Chen Lu
                                            ------------------------------------
                                        Name: Chen Lu
                                        Capacity: Authorized Signatory

                                        Address:

                                        P.O. Box 957
                                        Offshore Incorporations Centre
                                        Road Town, Tortola, BVI

                                        c/o Petrius Lui or Ignatius Seu
                                        41st Floor Jardine House
                                        1 Connaught Place
                                        Hong Kong

                                        Attention: Petrius Lui or Ignatius Seu
                                        Facsimile: (852) 2111-3299

                                        INVESTOR:

                                        CDH SOLARFUTURE LIMITED

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Lew Kiang Hua
                                            ------------------------------------
                                        Name: Lew Kiang Hua
                                        Capacity: Director

                                        Address:

                                        Level 30, Six Battery Road
                                        Singapore 049909

                                        Attention: Mr. Lew Kiang Hua
                                        Facsimile: (65) 6550 9898

                                        INVESTOR:

                                        CHF WAFER COMPANY LIMITED

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Andrew Lo
                                            ------------------------------------
                                        Name: Andrew Lo
                                        Capacity: Authorized Representative

                                        Address:

                                        P.O. Box 173, Kingston Chamber
                                        Road Town, Tortola
                                        British Virgin Islands

                                        c/o China Renaissance Capital Investment
                                        Suites 305-307
                                        St George's Building
                                        2 Ice House Street, Central
                                        Hong Kong

                                        Attention: Hung Shih
                                        Facsimile: (852) 2521-8023

                                        INVESTOR:

                                        CHINA ENVIRONMENT FUND 2004, LP.

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Hua Cao
                                            ------------------------------------
                                        Name: Hua Cao
                                        Capacity: Authorized Signatory

                                        Address:

                                        P.O. Box 908
                                        George Town, Cayman Islands

                                        c/o Tsinghua Venture Capital Management
                                        A2302, SP Tower, Tsinghua Science Park
                                        Beijing, China 100084

                                        Attention: Dr. Catherine Cao
                                        Facsimile: (86-10) 8215-1150

                                        INVESTOR:

                                        JAFCO ASIA TECHNOLOGY FUND III

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Vincent Chan Chun Hung
                                            ------------------------------------
                                        Name: Vincent Chan Chun Hung
                                        Capacity: Attorney


                                        Address of registered office:

                                        c/o Walkers SPV Limited
                                        P.O. Box 908GT, Mary Street
                                        George Town, Grand Cayman, Cayman
                                        Islands

                                        Notice address:

                                        c/o JAFCO Investment (Asia Pacific) Ltd.
                                        6 Battery Road
                                        #42-01 Singapore 049909

                                        Attention: The President
                                        Facsimile: (65) 6221-3690

                                        With a copy to:

                                        JAFCO Investment (Hong Kong) Ltd.
                                        30/F, Two IFC, 8 Finance Street,
                                        Central, Hong Kong

                                        Attention: General Manager
                                        Facsimile: (852) 2536-1979

                                        INVESTOR:

                                        MUS ROOSEVELT CHINA PACIFIC FUND L.P.

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Jun Otsuka
                                            ------------------------------------
                                        Name: Jun Otsuka
                                        Capacity: Managing Direcotr

                                        Address:

                                        c/o MUS Roosevelt Capital Partners, Ltd.
                                        Offshore Incorporations (Cayman) Limited
                                        Scotia Centre 4/F
                                        P.O. Box 2804
                                        George Town, Grand Cayman, Cayman
                                        Islands

                                        With a copy to:

                                        Mitsubishi UFJ Securities (HK) Capital,
                                        Limited
                                        11/F, AIG Tower
                                        One Connaught Road
                                        Central, Hong Kong

                                        Attention: Mr. Jun Otsuka (Managing
                                                   Director)
                                        Facsimile: (852) 2865-6214

                                        INVESTOR:

                                        TECH TEAM HOLDINGS LIMITED

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Jiyi Weng
                                            ------------------------------------
                                        Name: Jiyi Weng
                                        Capacity: Director

                                        Address:

                                        2nd Floor, Abbott Building, Road Town,
                                        Tortola, British Virgin Islands

                                        Notice address:

                                        299 Bisheng Road
                                        Suite 13-101
                                        Pudong, Shanghai
                                        China 201204

                                        Attention: Jerry Jiyi WENG
                                        Facsimile: (86-21) 5080-1333

                                        INVESTOR:

                                        GRAND GAINS INTERNATIONAL LIMITED

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Jiyi Weng
                                            ------------------------------------
                                        Name: Jiyi Weng
                                        Capacity: Director

                                        Registered address:

                                        Palm Grove House, P.O. Box 438, Road
                                        Town, Tortola, British Virgin Islands

                                        Notice address:

                                        32/F, Tower of China Merchants Bank
                                        No. 7088 Shennan Road
                                        Futian, Shenzhen 518040

                                        Attention: Li Hongwei
                                        Facsimile: (86-755) 8319-5157

                                        INVESTOR:

                                        BOFA CAPITAL COMPANY LIMITED

                                        (As a holder of Series B Preferred
                                        Shares)


                                        By: /s/ Lingyong Peng
                                            ------------------------------------
                                        Name: Lingyong Peng
                                        Capacity: Authorized Signatory

                                        Registered address:

                                        c/o Maples Finance BVI Limited, P.O. Box
                                        173, Kingston Chambers, Road Town,
                                        Tortola, British Virgin Islands

                                        Notice address:

                                        Room 16D
                                        Building 8
                                        Shijicheng 3 Term
                                        Haidian District
                                        Beijing, P.R.China

                                        Attention: Mr. Peng Lingyong
                                        Facsimile: (86-10) 8889 1502